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                                                                    Exhibit 10.9


                       IN THE UNITED STATES DISTRICT COURT
                      FOR THE NORTHERN DISTRICT OF GEORGIA
                                ATLANTA DIVISION


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                                                   )
IN RE PROFIT RECOVERY                              )         CIVIL ACTION FILE
GROUP INTERNATIONAL, INC.                          )         NO. 1:00-CV-1416-CC
SECURITIES LITIGATION                              )
                                                   )
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                            STIPULATION OF SETTLEMENT

     This Stipulation of Settlement dated as of February 8, 2005 (the "Stipulation"), is made and entered into by and among the following Settling
Parties: (i) the Lead Plaintiffs (on behalf of themselves and each of the Class Members), by and through their counsel of record in the Litigation; and (ii) the Defendants identified below, by and through their counsel of record in the Litigation. The Stipulation is intended by the Settling Parties to fully, finally and forever resolve, discharge and settle the Released Claims, upon and subject to the terms and conditions hereof.

I.   THE LITIGATION

     On or after June 6, 2000, the following actions were filed in the United States District Court for the Northern District of Georgia, Atlanta Division (the "Court"), as class actions on behalf of persons who purchased the common
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stock of Profit Recovery Group International,  Inc. ("Profit Recovery," "PRG" or
the  "Company"):  Schmiedberg v. Profit Recovery Group  International,  Inc., et
al.,  Civil  Action  No.   1:00-CV-1416;   Charles  v.  Profit   Recovery  Group
International,  Inc., et al.,  Civil Action No.  1:00-CV-1529;  and Malobecki v.
Profit   Recovery   Group   International,   Inc.,  et  al.,  Civil  Action  No.
1:00-CV-1887. By order of the Court, these three actions were consolidated and styled In re Profit Recovery Group International, Inc. Sec. Litig., Civil Action No. 1:00-CV-1416-CC (the "Litigation"). On September 27, 2000 Plaintiffs Jeanette Roberts, Stephen Haynes, and Fernando Melendez (the "Lead Plaintiffs") were appointed Lead Plaintiffs and their choice of counsel was approved by the Court.

     The operative Complaint in the Litigation is the Consolidated and Amended Class Action Complaint for Violation of Federal Securities Laws, filed on November 13, 2000 (the "Complaint"). The Complaint alleges claims for violation of Section 10(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Securities and Exchange Commission Rule 10b-5 promulgated thereunder against Profit Recovery, John M. Cook, Scott L. Colabuono, and Michael Lustig and for violation of Section 20(a) of the Exchange Act against John M. Cook, Scott L. Colabuono, and Michael Lustig (the "Individual Defendants").

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     The Court, by Order dated December 3, 2002, has certified the Litigation to proceed as a class action on behalf of all persons who purchased common stock of Profit Recovery Group International, Inc. between July 19, 1999 and July 26, 2000, inclusive, and were allegedly damaged thereby. Excluded from the Class are Defendants, members of the immediate families of the Individual Defendants, any entities in which any Defendant has a controlling interest or is a parent or subsidiary of or is controlled by the Company, and the legal representatives, heirs, successors, predecessors in interest, affiliates or assigns of any Defendant.

II.  DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY

     Defendants have denied and continue to deny each and all of the claims and contentions alleged by Lead Plaintiffs in the Litigation. Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Litigation. Defendants also have denied and continue to deny, inter alia, the allegations that Lead Plaintiffs or the Class have suffered damage or that Lead Plaintiffs or the Class were harmed by the conduct alleged in the Litigation.

     Defendants' decision to settle the Litigation was based on the conclusion that further conduct of the Litigation would be protracted and expensive, that


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it is desirable that the  Litigation be fully and finally  settled in the manner and upon the terms and conditions set forth in this Stipulation, the uncertainty and risks inherent in any litigation, especially in complex cases like this Litigation, and the determination that it is desirable and beneficial that the Litigation be settled in the manner and upon the terms and conditions set forth in this Stipulation.

III. CLAIMS OF LEAD PLAINTIFFS AND BENEFITS OF SETTLEMENT

     Lead Plaintiffs believe that the claims asserted in the Litigation have merit. Counsel for Lead Plaintiffs, however, recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Litigation against Defendants through trial and appeals. Counsel for Lead Plaintiffs also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as this Litigation, as well as the difficulties and delays inherent in such litigation. Counsel for Lead Plaintiffs also are mindful of the inherent problems of proof under and possible defenses to the violations asserted in the Litigation. Counsel for Lead Plaintiffs believe that the settlement set forth in this Stipulation confers substantial benefits upon the Class. Based on their evaluation, counsel for Lead Plaintiffs have determined that the settlement set forth in the Stipulation is in the best interests of the Lead Plaintiffs and the Class.



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IV.  TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

     NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among Lead Plaintiffs (for themselves and the Class Members) and Defendants, by and through their respective counsel of record, that, subject to the approval of the Court, the Litigation and the Released Claims shall be finally and fully compromised, settled, and released, and the Litigation shall be dismissed with prejudice, as to all Settling Parties, upon and subject to the terms and conditions of the Stipulation, as follows:

     1.   DEFINITIONS

     As used in the Stipulation, the following terms have the meanings specified below:

     1.1 "Profit Recovery," "PRG," or the "Company," means Profit Recovery Group International, Inc. (n/k/a PRG-Schultz International, Inc.).

     1.2 "Authorized Claimant" means any Class Member whose claim for recovery has been allowed pursuant to the terms of the Stipulation.

     1.3 "Claimant" means any Class Member who files a Proof of Claim in such form and manner, and within such time, as the Court shall prescribe.



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     1.4 "Claims  Administrator"  means the firm of The Garden City Group, Inc.,
P.O. Box 9000 #6143, Melville, New York 11566-9000.

     1.5 "Defendants" means Profit Recovery, John M. Cook, Scott L. Colabuono and Michael Lustig.

     1.6 "Individuals Defendants" means John M. Cook, Scott L. Colabuono, and Michael Lustig.

     1.7 "Effective Date" means the first date by which all of the events and conditions specified in P. 7.1 of the Stipulation have been met and have occurred.

     1.8 "Escrow Agent" means the law firm of Chitwood & Harley LLP.

     1.9 "Final" means: (i) the date of final affirmance on an appeal of the Judgment, the expiration of the time for a petition for or a denial of a writ of certiorari to review the Judgment and, if certiorari is granted, the date of final affirmance of the Judgment following review pursuant to that grant; or
(ii) the date of final dismissal of any appeal from the Judgment or the final dismissal of any proceeding on certiorari to review the Judgment; or (iii) if no appeal is filed, the expiration date of the time for the filing or noticing of any appeal from the Court's Judgment approving the Stipulation substantially in the form of Exhibit B attached hereto, i.e., thirty (30) days after entry of the Judgment, such that the Judgment represents a final and binding judgment with


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respect to the  Litigation.  Any proceeding or order,  or any appeal or petition for a writ of certiorari pertaining solely to any plan of allocation and/or application for attorneys' fees, costs or expenses, shall not in any way delay or preclude the Judgment from becoming Final.

     1.10   "Judgment"   means  the  judgment  to  be  rendered  by  the  Court,
substantially in the form attached hereto as Exhibit B.

     1.11 "Person" means an individual, corporation, limited liability corporation, professional corporation, limited liability partnership, partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, any business or legal entity and all of their respective spouses, heirs, beneficiaries, executors, administrators, predecessors, successors, representatives, or assignees.

     1.12 "Plaintiffs' Co-Lead Counsel" means Chitwood & Harley LLP, Wolf Haldenstein Adler Freeman & Herz LLP, and Milberg Weiss Bershad & Schulman LLP.

     1.13 "Lead Plaintiffs" means Jeanette Roberts, Stephen Haynes, and Fernando Melendez.



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     1.14 "Plan of  Allocation"  means a plan or formula  of  allocation  of the
Settlement Fund whereby the Settlement Fund shall be distributed to Authorized Claimants after payment of expenses of notice and administration of the settlement, Taxes and Tax Expenses and such attorneys' fees, costs, expenses and interest as may be awarded by the Court. Any Plan of Allocation is not part of the Stipulation and Defendants shall have no responsibility or liability with respect thereto.

     1.15 "Released Claims" means all claims (including, but not limited to, Unknown Claims), demands, losses, rights, and causes of action of any nature whatsoever, whether known or unknown, whether suspected or unsuspected, whether concealed or hidden, whether accrued or unaccrued, by any Lead Plaintiff or Class Member against the Released Persons, whether under state or federal law, based upon or arising out of, or related to the purchase or sale of Profit Recovery common stock during the Class Period and any acts, facts, transactions, events, occurrences, disclosures, statements, omissions, or failures to act, at anytime during the Class Period, including without limitation those which were alleged in the Litigation, or those which could or might have been alleged in the Litigation based upon such acts, facts, transactions, events, occurrences, disclosures, statements, omissions, or failures to act alleged in the Litigation.




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     1.16  "Released  Persons"  means each and all of the  Defendants  and their respective past, present and future directors, officers, employees, partners, members, principals, agents, underwriters, insurers (including Federal Insurance Company and St. Paul Mercury Insurance Company), co-insurers, reinsurers, controlling shareholders, attorneys, law firms, (including Alston & Bird LLP), accountants or auditors, banks or investment banks, associates, personal or
legal  representatives,   predecessors,   successors,   parents,   subsidiaries,
divisions, joint ventures, assigns, spouses, heirs, related or affiliated entities, any entity in which any Defendant has a controlling interest, any members of their immediate families, or any trust of which any Defendant is the settlor or which is for the benefit of any Defendant and/or member(s) of his family.

     1.17 "Plaintiffs" means all of the Plaintiffs that have appeared in the Litigation.

     1.18 "Plaintiffs' Counsel" means counsel who have appeared for any of the Plaintiffs in the Litigation.

     1.19 "Settled Defendants' Claims" means all claims (including, but not limited to, Unknown Claims), demands, losses, rights, and causes of action of any nature whatsoever, whether known or unknown, whether suspected or unsuspected, whether concealed or hidden, that have been or could have been


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asserted  in the  Action  or any forum by the  Defendants  or any of them or the successors and assigns of any of them against any of the Lead Plaintiffs, Class Members or Plaintiffs' Counsel, which arise out of or relate in any way to the institution, prosecution, assertion, settlement, or resolution of the Litigation (except for claims to enforce the Settlement).

     1.20 "Class" means all Persons who purchased the common stock of Profit Recovery between July 19, 1999 and July 26, 2000, inclusive. Excluded from the Class are Defendants, members of the immediate families of the Individual Defendants, any entities in which any Defendant has a controlling interest or is a parent or subsidiary of or is controlled by the Company, and the legal representatives, heirs, successors, predecessors in interest, affiliates or assigns of any Defendant. Also excluded from the Class are those Persons who timely and validly request exclusion from the Class pursuant to the "Notice of Pendency of Class Action and Proposed Settlement, Motion for Attorneys' Fees and Settlement Fairness Hearing" to be sent to potential Class Members.

     1.21 "Class Member" or "Member of the Class" means a Person who falls within the definition of the Class.

     1.22 "Class Period" means the period commencing on July 19, 1999 and ending on July 26, 2000, inclusive.



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     1.23  "Settlement  Fund" means the  principal  amount of six million  seven hundred fifty thousand dollars ($6,750,000.00), plus any interest that may accrue thereon as provided for herein.

     1.24 "Settling Parties" means, collectively, each of the Defendants and the Lead Plaintiffs on behalf of themselves and the Members of the Class.

     1.25 "Unknown Claims" means any Released Claims that any Lead Plaintiff or Class Member does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Persons, and any Settled Defendants' Claims that any Defendant does not know or suspect to exist in his or its favor, which, if known by him, her, or it, might have affected his, her, or its decisions(s) with respect to the settlement. With respect to any and all Released Claims and Settled Defendants' Claims, the Settling Parties stipulate and agree that, upon the Effective Date, Lead Plaintiffs and the Defendants shall expressly waive, and each of the Class Members shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code ss. 1542, which provides:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the


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     release, which if known by him must have materially affected his settlement with the debtor.

     The Lead Plaintiffs and Class Members may hereafter discover facts in addition to or different from those that any of them now knows or believes to be true related to the subject matter of the Released Claims, but each Lead Plaintiff shall expressly and each Class Member, upon the Effective Date, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. Similarly, the Defendants and Released Persons may hereafter discover facts in addition to or different from those that any of them now knows or believes to be true related to the subject matter of the Settled Defendants' Claims, but each Defendant shall expressly and each Released Person, upon the Effective Date, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Settled Defendants' Claims, known or unknown, suspected or


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unsuspected,  contingent or non-contingent,  whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge, and the Class Members and Released Persons shall be deemed by operation of the Judgment to have acknowledged, that the inclusion of "Unknown Claims" in the definition of Released Claims and Settled Defendants' Claims was separately bargained for and is a key element of the settlement of which these releases are a part.

     2.   THE SETTLEMENT

          A.   THE SETTLEMENT FUND

     2.1 The principal amount of $6,750,000.00 (plus any interest that may accrue thereon as provided for herein) shall constitute the Settlement Fund and shall be paid or caused to be paid by Defendants into an interest bearing escrow account maintained by the Escrow Agent on or before the expiration of ten (10) business days from the date of entry of the order preliminarily approving the


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settlement by wire transfer of the funds pursuant to written  instructions  from
Plaintiffs' Co-Lead Counsel, which have already been provided in writing to counsel for Defendants.

          B.   THE ESCROW AGENT

     2.2 The Escrow Agent shall invest the Settlement Fund deposited pursuant to
P. 2.1 above in short-term instruments backed by the full faith and credit of the United States Government or fully insured by the United States Government or an agency thereof (or in a mutual fund invested solely in such instruments) and shall reinvest the proceeds of these instruments as they mature in similar instruments and/or funds at their then current market rates.

     2.3 The Escrow Agent shall not disburse the Settlement Fund except as provided in the Stipulation, by an order of the Court, or with the prior written agreement of counsel for Defendants, counsel for Defendants' Insurer, and Plaintiffs' Co-Lead Counsel.

     2.4 Subject to further order and/or direction as may be made by the Court, the Escrow Agent is authorized to execute such transactions on behalf of the Class Members as are consistent with the terms of the Stipulation.



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     2.5 All funds held by the Escrow Agent shall be deemed and considered to be in custodia legis, and shall remain subject to the jurisdiction of the Court, until such time as such funds shall be distributed pursuant to the Stipulation and/or further order(s) of the Court.

     2.6 The Escrow Agent may pay up to $100,000 from the Settlement Fund, without further approval from the Defendants or the Court, for the costs and expenses reasonably and actually incurred in connection with providing notice to the Class, locating Class Members, soliciting Class claims, assisting with the filing of claims, administering and distributing the Settlement Fund to Authorized Claimants, processing Proof of Claim and Release forms, and paying escrow fees and costs, if any.

          C.   TAXES

     2.7 The Settling Parties and their counsel agree that the Settlement Fund is intended to be a "qualified settlement fund" within the meaning of Treas. Reg. ss.1.468B-1. The Settling Parties and their counsel agree that the Settlement Fund should be treated as being at all times a "qualified settlement fund" within the meaning of Treas. Reg. ss.1.468B-1. In addition, the Escrow Agent shall timely make such elections as necessary or advisable to carry out the provisions of this P. 2.7, including the "relation-back election" (as defined in Treas. Reg. ss.1.468B-1) back to the earliest permitted date. Such


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elections  shall be made in  compliance  with the  procedures  and  requirements contained in such regulations. It shall be the responsibility of the Escrow Agent to timely and properly prepare and deliver the necessary documentation for signature by all necessary parties, and thereafter to cause the appropriate filing to occur.

     (a) For the purpose of ss. 468B of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, the "administrator" shall be the Escrow Agent. The Escrow Agent shall timely and properly file all informational and other tax returns necessary or advisable with respect to the Settlement Fund (including, without limitation, the returns described in Treas. Reg. ss. 1.468B-2(k)). Such returns (as well as the election described in this
P. 2.7) shall be consistent with this P. 2.7 and in all events shall reflect that all Taxes as defined in subsection (b) below (including any estimated Taxes, interest or penalties) on the income earned by the Settlement Fund shall be paid out of the Settlement Fund as provided in P. 2.7(b) hereof.

     (b) All (i) Taxes (including any estimated Taxes, interest or penalties) arising with respect to the income earned by the Settlement Fund, including any Taxes or tax detriments that may be imposed upon the Defendants with respect to any income earned by the Settlement Fund for any period during which the


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Settlement Fund does not qualify as a "qualified settlement fund" for federal or state income tax purposes ("Taxes"), and (ii) expenses and costs incurred in connection with the operation and implementation of this P. 2.7 (including, without limitation, expenses of tax attorneys and/or accountants and mailing and distribution costs and expenses relating to filing (or failing to file) the returns described in this P. 2.7) ("Tax Expenses"), shall be paid out of the Settlement Fund; in all events neither Defendants nor the Released Persons (including without limitation Defendants' insurer) shall have any liability or responsibility for the Taxes or the Tax Expenses. The Escrow Agent shall indemnify and hold each of the Defendants and the Released Persons harmless for Taxes and Tax Expenses (including, without limitation, Taxes payable by reason of any such indemnification). Further, Taxes and Tax Expenses shall be treated as, and considered to be, a cost of administration of the Settlement Fund and shall be timely paid by the Escrow Agent out of the Settlement Fund without
prior  order  from  the  Court,   and  the  Escrow   Agent  shall  be  obligated
(notwithstanding  anything herein to the contrary) to withhold from distribution


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to Authorized  Claimants any funds necessary to pay such amounts,  including the establishment  of adequate  reserves  for any Taxes and Tax Expenses (as well as
any  amounts   that  may  be  required  to  be  withheld   under   Treas.   Reg.
ss.1.468B-2(1)(2)); neither Defendants nor the Released Persons are responsible nor shall they have any liability therefore. The Settling Parties hereto agree to cooperate with the Escrow Agent, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of this P. 2.7.

          D.   TERMINATION OF SETTLEMENT

     2.8 In the event that the Stipulation is not approved, or is terminated, canceled, or fails to become effective for any reason, including, without limitation, in the event the Judgment is reversed or vacated following any appeal taken therefrom, or is successfully collaterally attacked, the Settlement Fund (including accrued interest) less reasonable expenses actually incurred or due and owing from the Settlement Fund for the notice and administration of the Settlement pursuant to P. 2.6 above, shall be refunded to Defendants' Insurer contributing to the Settlement Fund by wire transfer in accordance with the instructions to be provided by the Insurer or defense counsel within three (3)


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business days of the availability of the monies from the investments  authorized herein or as otherwise agreed upon in writing by Defendants' Insurer.

     3.   NOTICE ORDER AND SETTLEMENT HEARING

     3.1 Promptly after execution of the Stipulation, the Settling Parties shall submit the Stipulation together with its Exhibits to the Court and shall jointly apply for entry of an order (the "Notice Order"), substantially in the form and content of Exhibit A attached hereto, requesting, inter alia, the preliminary approval of the settlement set forth in the Stipulation, and approval for the mailing of a settlement notice (the "Notice") and publication of a summary notice, substantially in the forms of Exhibits A-1 and A-3 attached hereto. The Notice shall include the general terms of the settlement set forth in the Stipulation, the proposed Plan of Allocation, the general terms of the Fee and Expense Application as defined in P. 6.1 below and the date of the Settlement Hearing as defined below.

     3.2 The Settling Parties request that, after Notice is given, the Court hold a hearing (the "Settlement Hearing") and approve the settlement of the Litigation as set forth herein. At or after the Settlement Hearing, Plaintiffs' Co-Lead Counsel also will request that the Court approve the proposed Plan of Allocation and the Fee and Expense Application.



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     3.3 Except for their  obligation to pay or cause payment of the  Settlement
Amount, and to cooperate in the production of information with respect to the identification of Class Members from Profit Recovery's shareholder transfer records, as provided herein, Defendants shall have no liability, obligation or responsibility for the administration of the Settlement or disbursement of the Net Settlement Fund.

     4.   RELEASES

     4.1 Upon the Effective Date, the Lead Plaintiffs, and each of the Class Members shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged all Released
Claims against the Released Persons, regardless of whether such Class Member executes and delivers a Proof of Claim and Release.

     4.2 Upon the Effective Date, each of the Defendants, on behalf of themselves and the Released Persons, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged all Settled Defendants' Claims, and shall forever be enjoined from prosecuting the Settled Defendants' Claims.

     5.   ADMINISTRATION   AND   CALCULATION  OF  CLAIMS,   FINAL  AWARDS,   AND
          SUPERVISION AND DISTRIBUTION OF SETTLEMENT FUND



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     5.1 The Claims Administrator,  subject to such supervision and direction of the Court and/or Plaintiffs' Co-Lead Counsel as may be necessary or as circumstances may require, shall administer and calculate the claims submitted by Class Members and shall oversee distribution of the Net Settlement Fund (defined below) to Authorized Claimants. The Settlement Fund shall be applied as follows:

     (a) to pay all the costs and expenses reasonably and actually incurred in connection with providing Notice, locating Class Members, soliciting Class claims, assisting with the filing of claims, administering and distributing the Settlement Fund to Authorized Claimants, processing Proof of Claim and Release forms, and paying escrow fees and costs, if any;

     (b) to pay the Taxes and Tax Expenses described in P. 2.7 above;

     (c) to pay to Plaintiffs' Counsel attorneys' fees, expenses, and costs with interest thereon (the "Fee and Expense Award"), if and to the extent allowed by the Court; and

     (d) to distribute the balance of the Settlement Fund (the "Net Settlement Fund") to Authorized Claimants as allowed by the Stipulation, the Plan of Allocation, or the Court.

     5.2 Upon the Effective Date and thereafter, and in accordance with the terms of the Stipulation, the Plan of Allocation, or such further approval and further order(s) of the Court as may be necessary or as circumstances may require, the Net Settlement Fund shall be distributed to Authorized Claimants, subject to and in accordance with the following:

     (a) Within ninety (90) days after the mailing of the Notice or such other time as may be set by the Court, each Person claiming to be an Authorized Claimant shall be required to submit to the Claims Administrator a completed Proof of Claim and Release, substantially in the form of Exhibit A-2 attached hereto, signed under penalty of perjury and supported by such documents as specified in the Proof of Claim and Release and as are reasonably available to the Authorized Claimant.

     (b) Except as otherwise ordered by the Court, all Class Members who fail to timely submit a Proof of Claim and Release within such period, or such other period as may be ordered by the Court, or otherwise allowed, shall be forever barred from receiving any payments pursuant to the Stipulation and the settlement set forth herein, but will in all other respects be subject to and bound by the provisions of the Stipulation, the releases contained herein, and the Judgment.

     (c) The Net Settlement Fund shall be distributed to the Authorized Claimants substantially in accordance with a Plan of Allocation described in the Notice and approved by the Court.

     5.3 Except for their obligation to pay or cause payment of the Settlement Amount, and to cooperate in the production of information with respect to the identification of Class Members from Profit Recovery's shareholder transfer records, as provided herein, Defendants and the Released Persons shall have no responsibility for, interest in, or liability whatsoever with respect to the investment or distribution of the Settlement Fund, the Plan of Allocation, the determination, administration, or calculation of claims, the payment or withholding of Taxes, or any losses incurred in connection therewith.

     5.4 No Person shall have any claim against Plaintiffs' Counsel or any claims administrator, or Defendants or their counsel based on distributions made substantially in accordance with the Stipulation and the settlement contained herein, the Plan of Allocation, or further orders of the Court.

     5.5 If there is any balance remaining in the Net Settlement Fund after six months from the date of distribution of the Net Settlement Fund (whether by reason of tax refunds, uncashed checks, or otherwise), then, after the Claims Administrator has made reasonable and diligent efforts to have Class Members who are entitled to participate in the distribution of the Net Settlement Fund cash their distributions, any balance remaining shall be re-distributed among Authorized Claimants in an equitable and economic manner and any remainder donated to an appropriate non-profit organization.

     5.6 It is understood and agreed by the Settling Parties that any proposed Plan of Allocation of the Net Settlement Fund including, but not limited to, any adjustments to an Authorized Claimant's claim set forth therein, is not a necessary term of the Stipulation and is to be considered by the Court separately from the Court's consideration of the fairness, reasonableness, and adequacy of the settlement set forth in the Stipulation, and any order or proceedings relating to the Plan of Allocation shall not operate to terminate or cancel the Stipulation or affect the finality of the Court's Judgment approving the Stipulation and the settlement set forth herein, or any other orders entered pursuant to the Stipulation.

     6.   PLAINTIFFS' COUNSEL'S ATTORNEYS' FEES AND REIMBURSEMENT OF EXPENSES

     6.1 Plaintiffs' Co-Lead Counsel may submit an application or applications (the "Fee and Expense Application") for distributions to them from the Settlement Fund for: (a) an award of attorneys' fees to be paid from the Settlement Fund; plus (b) reimbursement of expenses and costs incurred in connection with prosecuting the Litigation, plus any interest on such attorneys' fees, costs, and expenses at the same rate and for the same periods as earned by the Settlement Fund. Plaintiffs' Co-Lead Counsel reserve the right to make additional applications for fees and expenses incurred.

     6.2 The attorneys' fees, expenses and costs, including the fees of experts and consultants, as awarded by the Court, shall be paid to Plaintiffs' Co-Lead Counsel from the Settlement Fund, as ordered, immediately after the Court executes an order awarding such fees and expenses. Plaintiffs' Co-Lead Counsel shall thereafter allocate the attorneys' fees amongst Plaintiffs' Counsel in a manner in which they in good faith believe reflects the contributions of such counsel to the prosecution and settlement of the Litigation. In the event that the Effective Date does not occur, or the Judgment or the order making the Fee and Expense Award is reversed or modified, or the Stipulation is cancelled or terminated for any other reason, and in the event that the Fee and Expense Award has been paid to any extent, then Plaintiffs' Counsel, including their law firm, partners, and/or shareholders, shall within ten (10) days from receiving notice from Defendants' Counsel or from a court of appropriate jurisdiction, refund to the Settlement Fund, the fees, expenses and costs previously paid to them from the Settlement Fund plus interest thereon at the same rate as earned on the Settlement Fund in an amount consistent with such reversal or modification. Each such Plaintiffs' Counsel's law firm, as a condition of receiving such fees and expenses, on behalf of itself and each partner and/or shareholder of it, agrees that the law firm and its partners and/or shareholders are subject to the jurisdiction of the Court for the purpose of enforcing the provisions of this paragraph.

     6.3 Any appeal from any order relating to the Fee & Expense Application or reversal or modification thereof, shall not operate to terminate or cancel the Stipulation, or affect or delay the finality of the Judgment approving the Stipulation and the settlement of the Litigation set forth herein.

     6.4 Defendants and the Released Persons shall have no responsibility for, and no liability whatsoever with respect to, any payment to Plaintiffs' Counsel from the Settlement Fund.

     7. CONDITIONS OF SETTLEMENT, EFFECT OF DISAPPROVAL, CANCELLATION OR TERMINATION

     7.1 The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:

     (a) Defendants have made or caused the contributions to be made to the Settlement Fund as required by P. 2.1 above;

     (b) the Court has entered the Notice Order, or an order substantially in the form of Exhibit A attached hereto;

     (c) the Court has entered the Judgment, or a judgment substantially in the form of Exhibit B attached hereto, or a judgment in a form other than that provided above ("Alternative Judgment") acceptable to all of the Settling Parties;

     (d) the Settlement shall not have been terminated pursuant to P. 7.3;

     (e) the Judgment or Alternate Judgment has become Final; and

     (f) a Final order has been entered by the Court approving the Stipulation and settlement.

     7.2 Upon the occurrence of all of the events referenced in P. 7.1 above, any and all remaining interest or right of Defendants in or to the Settlement Fund, if any, shall be absolutely and forever extinguished.

     7.3 Defendants' Counsel or Plaintiffs' Co-Lead Counsel shall have the right to terminate the Settlement and this Stipulation by providing written notice of their election to do so ("Termination Notice") to all other parties hereto within thirty (30) days of: (a) the Court's declining to enter the Notice Order in any material respect; (b) the Court's refusal to approve this Stipulation or any material part of it; (c) the Court's declining to enter the Judgment in any material respect; (d) the date upon which the Judgment is modified or reversed in any material respect by the Court of Appeals or the Supreme Court; or (e) the date upon which an Alternative Judgment is modified or reversed in any material respect by the Court of Appeals or the Supreme Court.

     7.4 A hearing (the "Settlement Hearing") shall be held at a date and time convenient to the Court, at the United States District Court for the Northern district of Georgia, Atlanta Division, 75 Spring Street, Atlanta, GA 30303, to determine whether the proposed settlement of the litigation on the terms and conditions provided for in this stipulation is fair, just, reasonable, and adequate as to the Class and should be approved by the Court; whether a Judgment as provided in P. 1.10 should be entered herein; whether the proposed Plan of Allocation should be approved; and to determine the amount of fees and expenses that should be awarded to Plaintiffs' Counsel. If prior to the Settlement Hearing, Persons who otherwise would be Members of the Class have submitted timely requests for exclusion ("Requests for Exclusion") from the Class in accordance with the provisions of the Notice Order and the notice given pursuant thereto, and if the aggregate number of shares of Profit Recovery common stock purchased by such Class Members during the Class Period equals or exceeds the amount specified in a separate supplemental agreement ("Supplemental Agreement") between the parties, then, unless unanimously agreed to in writing by all Defendants and their insured, Defendants shall terminate the Stipulation in accordance with the procedures set forth in the Supplemental Agreement. The Supplemental Agreement and all of its terms are hereby incorporated into this Stipulation (and vice versa); however, the Supplemental Agreement will not be filed with the Court unless and until a dispute among the parties concerning its interpretation or application arises. Copies of all Requests for Exclusion received and copies of all written revocations of Requests for Exclusion received shall be sent to counsel for Defendants and to Plaintiffs' Co-Lead Counsel within a reasonable time of receipt.

     7.5 Unless otherwise ordered by the Court, in the event the Stipulation shall terminate, or be cancelled, or shall not become effective for any reason, within five (5) business days after written notification of such event is sent by counsel for Defendants or Plaintiffs' Co-Lead Counsel to the Escrow Agent, the Settlement Fund (including accrued interest), less any expenses and any costs that have either been properly disbursed pursuant to P. 2.6 or P. 2.7 herein, or are determined to be chargeable to the Settlement Fund for the notice and administration of the Settlement pursuant to P. 2.6 herein, shall be refunded by the Escrow Agent on to the Defendants' Insurer pursuant to written instructions from counsel for Defendants. At the request of counsel for Defendants, the Escrow Agent or its designee shall apply for any tax refund owed to the Settlement Fund and pay the proceeds, after deduction of any fees or expenses reasonably incurred in connection with such application(s) for refund to the Defendants' Insurer.

     7.6 In the event that the Stipulation is not approved by the Court or the settlement set forth in the Stipulation is terminated or fails to become effective in accordance with its terms, the Settling Parties shall be restored to their respective positions in the Litigation immediately prior to the execution of this Stipulation. In such event, the terms and provisions of the Stipulation, with the exception of P. P. 7.4-7.6 herein, shall have no further force and effect with respect to the Settling Parties and shall not be used in the Litigation or in any other proceeding for any purpose, and any judgment or order entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc. No order of the Court or modification or reversal on appeal of any order of the Court concerning the Plan of Allocation or the amount of any attorneys' fees, costs, expenses, and interest awarded by the Court to the Plaintiffs or any of their counsel shall constitute grounds for cancellation or termination of the Stipulation. If the Effective Date does not occur, or if the Stipulation is terminated pursuant to its terms, neither the

Lead Plaintiffs nor any of their counsel shall have any obligation to repay any amounts actually and properly disbursed from the Settlement Fund for the notice and administration of the Settlement pursuant to P. 2.6 hereof. In addition, any expenses already incurred and properly chargeable to the Settlement Fund for the notice and administration of the Settlement pursuant to P. 2.6 hereof at the time of such termination or cancellation but which have not been paid, shall be paid by the Escrow Agent in accordance with the terms of the Stipulation prior to the balance being refunded in accordance with P. 7.5 above.

     8.   MISCELLANEOUS PROVISIONS

     8.1 If a case is commenced in respect of any Defendant (or any insurer contributing funds to the Settlement Fund on behalf of any Defendant) under Title 11 of the United States Code (Bankruptcy), or a trustee, receiver or conservator is appointed under any similar law, and in the event of the entry of a final order of a court of competent jurisdiction determining the transfer of money to the Settlement Fund, or any portion thereof, by or on behalf of such Defendant to be a preference, voidable transfer, fraudulent transfer or similar transaction and any portion thereof is required to be returned, and such amount is not promptly deposited to the Settlement Fund by other Defendants, then, at the election of Plaintiffs' Co-Lead Counsel, the parties shall jointly move the Court to vacate and set aside the releases given and Judgment entered in favor of the Defendants pursuant to this Stipulation, which releases and Judgment shall be null and void, and the parties shall be restored to their respective positions in the litigation immediately prior to the execution of this Stipulation and any cash amounts in the Settlement Fund shall be returned as provided in P. 7.5 above.

     8.2 The Settling Parties: (a) acknowledge that it is their intent to consummate this agreement; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

     8.3 The Settling Parties intend this settlement to be a final and complete resolution of all disputes between them with respect to the Litigation. The settlement compromises all claims that were contested and shall not be deemed an admission by any Settling Party as to the merits of any claim or defense. The Judgment will contain a statement that, during the course of the Litigation, the Settling Parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11. The Settling Parties agree that the amount paid to the Settlement Fund and the other terms of the settlement were negotiated in good faith by the Settling Parties, and reflect a settlement that was reached voluntarily after consultation with competent legal counsel.

     8.4 Neither the Stipulation nor the settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the settlement: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of the Defendants; or (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Defendants in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal. Defendants may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

     8.5 All agreements made and orders entered during the course of the Litigation relating to the confidentiality of information shall survive this Stipulation.

     8.6 All of the Exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

     8.7 The Stipulation may be amended or modified only by a written instrument
signed  by  or  on  behalf  of  all   Settling   Parties  or  their   respective
successors-in-interest.

     8.8 This Stipulation supersedes and extinguishes any and all other promises, representations or agreements, whether written or oral, made at any time prior to the date of this Stipulation by and between the Settling Parties or any of their current and former officers, directors, stockholders, partners, principals, employees, agents, parent corporations, subsidiaries, affiliates, predecessors, estates, successors, assigns, and attorneys, regarding the resolution of the Litigation. The Settling Parties agree that this Stipulation and the Supplemental Agreement contain the entire agreement between the Settling Parties with respect to the Litigation and that the terms of this Stipulation are contractual and not mere recitals.

     8.9 Plaintiffs' Co-Lead Counsel, on behalf of the Class, are expressly authorized by Lead Plaintiffs to take all appropriate actions required or permitted to be taken by the Class pursuant to the Stipulation to effectuate its terms and also are expressly authorized to enter into any modifications or amendments to the Stipulation on behalf of the Class that they deem appropriate.

     8.10 Each counsel or other Person executing the Stipulation or any of its Exhibits on behalf of any party hereto hereby warrants that such Person has the full authority to do so.

     8.11 The Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of executed counterparts shall be filed with the Court.

     8.12 The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties.

     8.13 The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and the Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the settlement embodied in the Stipulation.

     8.14 The Stipulation and the Exhibits attached hereto and the Supplemental Agreement shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Georgia, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Georgia without giving effect to that State's choice of law principles.

     8.15 After the distribution of the Net Settlement Fund to Authorized Claimants and upon request from counsel for Defendants, Plaintiffs' Co-Lead Counsel shall furnish reasonable written assurances to counsel for Defendants of destruction of discovery material produced in the Litigation, including inter alia, transcripts, documents, CD-ROMs, interrogatory responses, and all other materials provided by Defendants during discovery consistent with the Stipulated Order Regarding Confidential Information dated July 25, 2001.

     IN WITNESS WHEREOF, the parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of February 8, 2005.

                                         CHITWOOD & HARLEY, LLP
                                         Martin D. Chitwood
                                         Georgia State Bar No. 124950
                                         David J. Worley
                                         Georgia State Bar No. 776665
                                         Krissi T. Gore
                                         Georgia State Bar No. 687020

                                         /s/ Martin D. Chitwood
                                         ---------------------------------------
                                         Martin D. Chitwood

                                         Promenade II, Suite 2300
                                         1230 Peachtree Street, N.E.
                                         Atlanta, GA  30309
                                         Telephone:  (404) 873-3900
                                         Fax:  (404) 876-4476

                                         WOLF HALDENSTEIN ADLER
                                         FREEMAN & HERZ LLP
                                         Daniel W. Krasner
                                         Mark C. Rifkin
                                         Robert Abrams
                                         Matthew Guiney

                                         /s/ Mark C. Rifkin
                                         ---------------------------------------
                                         Mark C. Rifkin

                                         270 Madison Avenue
                                         New York, NY 10016
                                         Telephone: (212) 545-4600
                                         Fax: (212) 686-0114

                                         MILBERG WEISS BERSHAD & SCHULMAN LLP

                                         /s/ David Brower
                                         ---------------------------------------
                                         David Brower

                                         One Pennsylvania Plaza, 49th Floor
                                         New York, NY  10119
                                         Telephone:  (212)594-5300
                                         Fax:  (212)868-1229

                                         R. Timothy Vannatta
                                         Tower One
                                         5200 Town Center Circle, Suite 600
                                         Boca Raton, FL 33486
                                         Telephone: (561) 361-5000
                                         Fax: (561) 367-8400

                                         Plaintiffs' Co-Lead Counsel

                                         ALSTON & BIRD LLP
                                         Todd R. David
                                         Georgia Bar No. 206526
                                         Susan E. Hurd
                                         Georgia Bar No. 379628
                                         Kelly C. Wilcove
                                         Georgia Bar No. 185682

                                         /s/ Todd R. David
                                         ---------------------------------------
                                         Todd R. David

                                         1201 West Peachtree Street
                                         Atlanta, Georgia 30309
                                         Telephone:  (404) 881-7000
                                         Fax:  (404) 881-7777

                                         Counsel for Defendants

                                    EXHIBIT A

                       IN THE UNITED STATES DISTRICT COURT
                      FOR THE NORTHERN DISTRICT OF GEORGIA
                                ATLANTA DIVISION


----------------------------------------------------
                                                   )
IN RE PROFIT RECOVERY                              )         CIVIL ACTION FILE
GROUP INTERNATIONAL, INC.                          )         NO. 1:00-CV-1416-CC
SECURITIES LITIGATION                              )
                                                   )
----------------------------------------------------


                    [PROPOSED] ORDER PRELIMINARILY APPROVING
                       SETTLEMENT AND PROVIDING FOR NOTICE

     WHEREAS, a putative class action is pending in this Court styled In re Profit Recovery Group International, Inc. Securities Litigation, Civil Action No. 1:00-CV-1416-CC (the "Litigation"); and

     WHEREAS, the parties, having made application pursuant to Rule 23 of the Federal Rules of Civil Procedure for an order approving the settlement of this action, in accordance with a Stipulation of Settlement dated February 8, 2005 (the "Stipulation"), which, together with the Exhibits annexed thereto sets forth the terms and conditions for a proposed settlement of the Litigation and for dismissal of the Litigation with prejudice upon the terms and conditions set forth therein;

     WHEREAS, pursuant to Rules 23(a) and 23(b)(3) of the Federal Rules of Civil Procedure and by Order dated December 3, 2002, the Court has certified the Litigation to proceed as a class action on behalf of all persons who purchased common stock of Profit Recovery Group International, Inc. between July 19, 1999 and July 26, 2000, inclusive, and were allegedly damaged thereby. Excluded from the Class are Defendants, members of the immediate families of the Individual Defendants, any entities in which any Defendant has a controlling interest or is a parent or subsidiary of or is controlled by the Company, and the legal representatives, heirs, successors, predecessors in interest, affiliates or assigns of any Defendant; and

     WHEREAS, the Court having read and considered the Stipulation and the Exhibits annexed thereto; and

     WHEREAS, all defined terms contained herein shall have the same meanings as set forth in the Stipulation;

     NOW THEREFORE, IT IS HEREBY ORDERED:

     1. A hearing (the "Settlement Hearing") shall be held before this Court on ___________, 2005 at __:__ __.m., at the United States District Court for the Northern District of Georgia, Atlanta Division, 75 Spring Street, Atlanta, Georgia 30303, to determine whether the proposed settlement of the Litigation on the terms and conditions provided for in the Stipulation is fair, just, reasonable, and adequate as to the Class and should be approved by the Court;

whether a Judgment as provided in the Stipulation should be entered herein; whether the proposed Plan of Allocation should be approved; and to determine the amount of fees and expenses that should be awarded to Plaintiffs' Counsel. The Court may adjourn the Settlement Hearing without further notice to Members of the Class.

     2. The Court reserves the right to approve the Settlement with or without modification and with or without further notice of any kind. The Court further reserves the right to enter its Judgment approving the Stipulation and dismissing the Litigation on the merits and with prejudice regardless of whether it has approved the Plan of Allocation or awarded attorneys' fees and expenses.

     3. The Court approves, as to form and content, the Notice of Pendency of Class Action and Proposed Settlement, Motion for Attorneys' Fees and Settlement Fairness Hearing (the "Notice"), the Proof of Claim and Release form (the "Proof of Claim"), and Summary Notice annexed as Exhibits A-1, A-2 and A-3 hereto, and finds that the mailing and distribution of the Notice and publishing of the Summary Notice substantially in the manner and form set forth in this Order meet the requirements of Rule 23 of the Federal Rules of Civil Procedure and due process, and is the best notice practicable under the circumstances and shall constitute due and sufficient notice to all Persons entitled thereto.

     4. Plaintiffs' Co-Lead Counsel are hereby authorized to retain the firm of The Garden City Group, Inc. ("Claims Administrator") to supervise and administer the notice procedure as well as the processing of claims as more fully set forth below:

     (a) Not later than ____________, 2005 (the "Notice Date"), Plaintiffs' Co-Lead Counsel shall cause a copy of the Notice and the Proof of Claim, substantially in the forms annexed as Exhibits A-1 and A-2 hereto, to be mailed by first class mail to all Class Members who can be identified with reasonable effort;

     (b) Not later than ten days from the Notice Date, Plaintiffs' Co-Lead Counsel shall cause the Summary Notice to be published once in the national edition of Investor's Business Daily; and

     (c) Prior to the Settlement Hearing, Plaintiffs' Co-Lead Counsel shall serve on Defendants' counsel and file with the Court proof, by affidavit or declaration, of such mailing and publishing.

     5. The Defendants shall cause Profit Recovery's transfer records and shareholder information to be made available to the Claims Administrator for the purpose of identifying and giving notice to the Class. The Claims Administrator shall use reasonable efforts to give notice to nominee owners such as brokerage firms and other persons or entities who purchased Profit Recovery common stock during the Class Period as record owners but not as beneficial owners. Nominees who purchased the common stock of Profit Recovery for the benefit of another Person during the Class Period shall be requested to send the Notice and the Proof of Claim to all such beneficial owners within ten (10) days after receipt thereof, or to send a list of the names and addresses of such beneficial owners to the Claims Administrator within ten (10) days of receipt thereof in which event the Claims Administrator shall promptly mail the Notice and Proof of Claim to such beneficial owners.

     6. The form and content of the Notice, and the method set forth herein of notifying the Class of the Settlement and its terms and conditions, meet the requirements of Rule 23 of the Federal Rules of Civil Procedure, Section
21D(a)(7) of the Securities Exchange Act of 1934, 15 U.S.C. 78u-4(a)(7) as amended by the Private Securities Litigation Reform Act of 1995, and due process, constitute the best notice practicable under the circumstances, and shall constitute due and sufficient notice to all persons and entities entitled thereto.

     7. Any Person falling within the definition of the Class shall be bound by all determinations and judgments in the Litigation concerning the settlement, including, but not limited to, the releases provided for therein, whether favorable or unfavorable to the Class, unless such Persons request exclusion from the Class in a timely and proper manner, as hereinafter provided. A Class Member wishing to make such request shall mail the request in written form by first class mail postmarked no later than _______________, 2005 to the address designated in the Notice. Such request for exclusion shall clearly indicate the name, address and telephone number of the person seeking exclusion, that the sender requests to be excluded from the Class in the In re Profit Recovery International, Inc. Securities Litigation, and must be signed by such person. Such persons requesting exclusion are also directed to state: the date(s), price(s), and number(s) of shares of all purchases and sales of Profit Recovery common stock during the Class Period. The request for exclusion shall not be effective unless it provides the required information and is made within the time stated above, or the exclusion is otherwise accepted by the Court. Class Members requesting exclusion from the Class shall not be entitled to receive any payment out of the Net Settlement Fund as described in the Stipulation and Notice.

     8. Class Members who wish to participate in the settlement shall complete and submit Proof of Claim forms in accordance with the instructions contained therein. Unless the Court orders otherwise, all Proof of Claim forms must be submitted no later than ______________, 2005 [ninety (90) days from the Notice

Date]. Any Class Member who does not timely submit a Proof of Claim within the time provided for shall be barred from sharing in the distribution of the proceeds of the Settlement Fund, unless otherwise ordered by the Court.

     9. Any Member of the Class may enter an appearance in the Litigation, at their own expense, individually or through counsel of their own choice. If they do not enter an appearance, they will be represented by Plaintiffs' Co-Lead Counsel.

     10. All proceedings in the Litigation are stayed until further order of the Court, except as may be necessary to implement the settlement or comply with the terms of the Stipulation. Pending final determination of whether the settlement should be approved, neither the Lead Plaintiffs, nor any Class Member, either directly, representatively, or in any other capacity, shall commence or prosecute against any of the Released Persons, any action or proceeding in any court or tribunal asserting any of the Released Claims.

     11. Any Member of the Class may appear and show cause, if he, she, or it has any reason why the proposed settlement of the Litigation should or should not be approved as fair, reasonable, and adequate, or why a judgment should or should not be entered thereon, why the Plan of Allocation should or should not be approved, or why attorneys' fees and expenses should or should not be awarded to counsel for the Plaintiffs; provided, however, that no Class Member or any other Person shall be heard or entitled to contest the approval of the terms and conditions of the proposed settlement, or, if approved, the judgment to be entered thereon approving the same, or the order approving the Plan of Allocation, or the attorneys' fees and expenses to be awarded to counsel for the Plaintiffs, unless written objections and copies of any papers and briefs are filed with the Clerk of the United States District Court for the Northern District of Georgia, Atlanta Division, on or before __________, 2005; and copies of said objections, papers, and briefs are also served upon Martin D. Chitwood, Esq., Chitwood & Harley LLP, 1230 Peachtree Street, 2300 Promenade Two, Atlanta, Georgia 30309; Mark C. Rifkin, Esq., Wolf Haldenstein Adler Freeman & Herz LLP, 270 Madison Avenue, New York, New York 10016; David Brower, Esq., Milberg Weiss Bershad & Schulman LLP, One Pennsylvania Plaza, New York, New York 10119-0165; and Todd R. David, Esq., Alston & Bird LLP, 1201 West Peachtree Street, Atlanta, Georgia 30309. Any Member of the Class who does not make his, her, or its objection in the manner provided shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, justness, reasonableness, or adequacy of the proposed settlement, to the Plan of

Allocation, or to the award of attorneys' fees and expenses to counsel for the Plaintiffs, unless otherwise ordered by the Court.

     12. The passage of title and ownership of the Settlement Fund to the Escrow Agent in accordance with the terms and obligations of the Stipulation is approved. No Person that is not a Class Member or counsel to the Plaintiffs shall have any right to any portion of, or in the distribution of, the Settlement Fund unless otherwise ordered by the Court or otherwise provided in the Stipulation.

     13. All funds held by the Escrow Agent shall be deemed and considered to be in custodia legis, and shall remain subject to the jurisdiction of the Court, until such time as such funds shall be distributed pursuant to the Stipulation and/or further order(s) of the Court.

     14. All motions and papers in support of the settlement, the Plan of Allocation, and any application by counsel for the Plaintiffs for attorneys' fees or reimbursement of expenses shall be filed and served seven (7) calendar days prior to the Settlement Hearing.

     15. Neither Profit Recovery, the Individual Defendants, nor the Related Parties shall have any responsibility for the Plan of Allocation or any application for attorneys' fees or reimbursement of expenses submitted by

Plaintiffs' Co-Lead Counsel, and such matters will be considered separately from the fairness, justness, reasonableness, and adequacy of the settlement.

     16. At or after the Settlement Hearing, the Court shall determine whether the Plan of Allocation proposed by Plaintiffs' Co-Lead Counsel and any application for attorneys' fees or reimbursement of expenses shall be approved.

     17. All reasonable costs incurred in identifying and notifying class members, as well as in administering the Settlement Fund, shall be paid as set forth in the Stipulation. In the event the settlement is not approved by the Court, or otherwise fails to become effective, neither the Plaintiffs nor any of their counsel shall have any obligation to repay to Defendants or their Insurer the reasonable and actual costs of class notice and of administration.

     18. The Court reserves the right to adjourn the date of the Settlement Hearing without further notice to the Members of the Class and retains jurisdiction to consider all further applications arising out of or connected with the proposed settlement. The Court may approve the settlement, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to the Class.

     19. If: (a) the Settlement is terminated by Defendants pursuant to [P. 7.4] of the Stipulation; or (b) any specified condition to the Settlement set forth in the Stipulation is not satisfied and Plaintiffs' Co-Lead Counsel or Counsel for the Defendants elects to terminate the Settlement as provided in [P. 7.3] of the Stipulation, then, in any such event, the Stipulation, including any amendment(s) thereof, and this Order shall be null and void, of no further force or effect, and without prejudice to any party, and may not be introduced as evidence or referred to in any actions or proceedings by any person or entity, and each party shall be restored to his, her or its respective position as it existed prior to the execution of the Stipulation.

   IT IS SO ORDERED.

DATED:  _____________, 2005

                                            ----------------------------------
                                            THE HONORABLE CLARENCE COOPER
                                            UNITED STATES DISTRICT JUDGE

                                   EXHIBIT A-1
                       IN THE UNITED STATES DISTRICT COURT
                      FOR THE NORTHERN DISTRICT OF GEORGIA
                                ATLANTA DIVISION
------------------------------------------x
                                        )      CIVIL ACTION FILE
IN RE PROFIT RECOVERY                   )      NO. 1:00-CV-1416-CC
GROUP INTERNATINAL, INC. SECURITIES     )
LITIGATION                              )
                                        )
------------------------------------------x

                 NOTICE OF PENDENCY OF CLASS ACTION AND PROPOSED
             SETTLEMENT, MOTION FOR ATTORNEYS' FEES AND SETTLEMENT
                                FAIRNESS HEARING

      IF YOU BOUGHT PROFIT RECOVERY GROUP INTERNATIONAL, INC. COMMON STOCK BETWEEN JULY 19, 1999 AND JULY 26, 2000, INCLUSIVE, THEN YOU MAY BE ENTITLED TO
                    PAYMENT FROM A CLASS ACTION SETTLEMENT.

     A federal court authorized this notice. This is not a solicitation from a lawyer.

     o The settlement will provide a $6.75 million settlement fund for the benefit of investors who bought shares of Profit Recovery Group International, Inc. ("Profit Recovery") common stock between July 19, 1999 and July 26, 2000, inclusive (the "Class Period").

     o The settlement resolves a lawsuit over whether Profit Recovery misled investors about its future earnings.

     o Your legal rights are affected whether you act or do not act. Read this notice carefully.

                YOUR LEGAL RIGHTS AND OPTIONS IN THIS SETTLEMENT:
--------------------------------------------------------------------------------
SUBMIT A CLAIM FORM                      The only way to get a payment.
--------------------------------------------------------------------------------

EXCLUDE YOURSELF                         Get no payment. This is the only option
                                         that allows you to ever be part of  any
                                         other lawsuit  against Profit  Recovery
                                         and  the  other  Released Persons about
                                         the Released Claims.
--------------------------------------------------------------------------------
OBJECT                                   Write to the Court about why you do not
                                         like the settlement.
--------------------------------------------------------------------------------
GO TO A HEARING                          Ask  to   speak  in   Court  about  the
                                         fairness of the settlement.
--------------------------------------------------------------------------------
DO NOTHING                               Get no payment. Give up rights.
--------------------------------------------------------------------------------

     o These rights and options - AND THE DEADLINES TO EXERCISE THEM - are explained in this notice.

     o The Court in charge of this case still has to decide whether to approve the settlement. Payments will be made if the Court approves the settlement and after appeals are resolved. Please be patient.

                                 SUMMARY NOTICE

Statement of Plaintiff Recovery
-------------------------------
Pursuant to the settlement described herein, a Settlement Fund consisting of $6.75 million in cash, plus interest, has been established. Plaintiffs estimate that there were approximately 21.7 million shares of Profit Recovery common stock traded during the Class Period which may have been damaged. Plaintiffs estimate that the average recovery per damaged share of Profit Recovery common stock under the settlement is $0.31 per damaged share before deduction of Court-awarded attorneys' fees and expenses. A Class Member's actual recovery will be a proportion of the Net Settlement Fund determined by his, her or its Recognized Claim as compared to the total Recognized Claims of all Class Members who submit acceptable Proofs of Claim. Depending on the number of claims submitted, when during the Class Period a Class Member purchased shares of Profit Recovery common stock, and whether those shares were held at the end of the Class Period or sold during the Class Period, and if sold, when they were sold, an individual Class Member may receive more or less than this average amount. See the Plan of Allocation on page [___] for more information on your Recognized Claim.

Statement of Potential Outcome of Case
--------------------------------------
The parties disagree on both liability and damages and do not agree on the average amount of damages per share that would be recoverable if plaintiffs were to have prevailed on each claim alleged. The Defendants deny that they are liable to the plaintiffs or the Class and deny that plaintiffs or the Class have suffered any damages.

Statement of Attorneys' Fees and Costs Sought
---------------------------------------------
Plaintiffs' Counsel are moving the Court to award attorneys' fees not to exceed one third (33-1/3%) of the Gross Settlement Fund, and for reimbursement of expenses incurred in connection with the prosecution of this Action in the approximate amount of $700,000. The requested fees and expenses would amount to an average of $0.136 per damaged share in total for fees and expenses. Application may also be made for reimbursement to the Lead Plaintiffs for an amount not to exceed $_____ for reimbursement of their reasonable costs and expenses directly relaing to their representantion of the Class. Plaintiffs' Counsel have expended considerable time and effort in the prosecution of this litigation on a contingent fee basis, and have advanced the expenses of the litigation, in the expectation that if they were successful in obtaining a recovery for the Class they would be paid from such recovery. In this type of litigation it is customary for counsel to be awarded a percentage of the common fund recovery as their attorneys' fees.

Further Information
-------------------
Further information regarding the Action and this Notice may be obtained by contacting Plaintiffs' Co-Lead Counsel: Martin D. Chitwood, Esq., Chitwood & Harley LLP, 1230 Peachtree Street, 2300 Promenade Two, Atlanta, Georgia 30309, Telephone (404) 873-3900; Mark C. Rifkin, Esq., Wolf Haldenstein Adler Freeman & Herz LLP, 270 Madison Avenue, New York, New York 10016, Telephone (212) 545-4600; or David Brower, Esq., Milberg Weiss Bershad & Schulman LLP, One Pennsylvania Plaza, New York, New York 10119-0165, Telephone (212) 594-5300.

Reasons for the Settlement
--------------------------
The principal reason for the settlement is the benefit to be provided to the Class now. This benefit must be compared to the risk that no recovery might be achieved after a contested trial and likely appeals, possibly years into the future.

[END OF COVER PAGE]
--------------------------------------------------------------------------------
                            WHAT THIS NOTICE CONTAINS
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               PAGE

SUMMARY NOTICE....................................................................................................2
--------------

         Statement of Plaintiff Recovery..........................................................................2

         Statement of Potential Outcome of Case...................................................................3

         Statement of Attorneys' Fees and Costs Sought............................................................3

         Further Information......................................................................................3

         Reasons for the Settlement...............................................................................3

BASIC INFORMATION.................................................................................................7

                  1.       Why did I get this notice package?.....................................................7

                  2.       What is this lawsuit about?............................................................7

                  3.       Why is this a class action?............................................................8

                  4.       Why is there a settlement?.............................................................8

WHO IS IN THE SETTLEMENT..........................................................................................8

                  5.       How do I know if I am part of the settlement?..........................................8

                  6.       Are there exceptions to being included?................................................8

                  7.       What if I am still not sure if I am included?..........................................9

THE SETTLEMENT BENEFITS -- WHAT YOU GET...........................................................................9

                  8.       What does the settlement provide?......................................................9

                  9.       How much will my payment be?...........................................................9

HOW YOU GET A PAYMENT -- SUBMITTING A CLAIM FORM.................................................................10

                  10.      How can I get a payment?..............................................................10

                  11.      When would I get my payment?..........................................................10

                  12.      What am I giving up to get a payment or stay in the Class?............................10

EXCLUDING YOURSELF FROM THE SETTLEMENT...........................................................................12

                  13.      How do I get out of the proposed settlement?..........................................12

                  14.      If I do not exclude myself, can I sue Profit Recovery and the other Released
                           Parties for the same thing later?.....................................................13

                  15.      If I exclude myself, can I get money from the proposed settlement?....................13

THE LAWYERS REPRESENTING YOU.....................................................................................13

                  16.      Do I have a lawyer in this case?......................................................13

                  17.      How will the lawyers be paid?.........................................................14

OBJECTING TO THE SETTLEMENT......................................................................................14

                  18.      How do I tell the Court that I do not like the proposed settlement?...................14

                  19.      What is the difference between objecting and excluding?...............................15

THE COURT'S FAIRNESS HEARING.....................................................................................16

                  20.      When and where will the Court decide whether to approve the proposed settlement?...........................................................................16

                  21.      Do I have to come to the hearing?.....................................................16

                  22.      May I speak at the hearing?...........................................................16

IF YOU DO NOTHING................................................................................................17

                  23.      What happens if I do nothing at all?..................................................17

GETTING MORE INFORMATION.........................................................................................17

                  24.      Are there more details about the proposed settlement?.................................17

                  25.      How do I get more information?........................................................17

PLAN OF ALLOCATION OF NET SETTLEMENT FUND AMONG CLASS MEMBERS....................................................18

SPECIAL NOTICE TO SECURITIES BROKERS AND OTHER NOMINEES..........................................................21

                                BASIC INFORMATION

--------------------------------------------------------------------------------
1.   Why did I get this notice package?
--------------------------------------------------------------------------------

You or someone in your family may have purchased shares of Profit Recovery common stock between July 19, 1999 and July 26, 2000, inclusive.

The Court directed that this Notice be sent to Class Members because they have a right to know about a proposed settlement of a class action lawsuit, and about all of their options, before the Court decides whether to approve the settlement. If the Court approves the settlement, and after objections and appeals are resolved, an administrator appointed by the Court will make the payments that the settlement allows.

This package explains the lawsuit, the settlement, Class Members' legal rights, what benefits are available, who is eligible for them, and how to get them.

The Court in charge of the case is the United States District Court for the Northern District of Georgia, Atlanta Division, and the case is known as the In re Profit Recovery Group International, Inc. Securities Litigation, Civil Action File No. 1:00-CV-1416-CC. This case was assigned to United States District Judge Clarence Cooper. The people who sued are called plaintiffs, and the company and the persons they sued, Profit Recovery and John M. Cook, Scott L. Colabuono, and Michael Lustig, are called the Defendants.

--------------------------------------------------------------------------------
2.   What is this lawsuit about?
--------------------------------------------------------------------------------

Profit Recovery is engaged in the business of providing accounts payable and other recovery audit services to large businesses and certain governmental agencies that have numerous transactions with many vendors. Profit Recovery identifies overpayments by their clients and receives a negotiated percentage of any monies they recover. Plaintiffs alleged that Profit Recovery and certain of its officers and directors, John M. Cook, Scott L. Colabuono, and Michael Lustig, misled investors by intentionally making materially false and misleading statements about purported changes to Profit Recovery's revenue recognition policies and materially overstating the profits that the company expected to earn in the future. Plaintiffs also alleged that Profit Recovery issued press releases and financial statements that had materially false and misleading information about the post-acquisition earnings of a newly-acquired subsidiary. The Defendants deny they did anything wrong.

--------------------------------------------------------------------------------
3.   Why is this a class action?
--------------------------------------------------------------------------------

In a class action, one or more Class Representatives (in this case Jeanette Roberts, Stephen Haynes, and Fernando Melendez), sue on behalf of people who have similar claims. All these people are a Class or Class Members. One court resolves the issues for all Class Members, except for those who exclude themselves from the Class. The Court certified this case as a class action on December 3, 2002.

--------------------------------------------------------------------------------
4.   Why is there a settlement?
--------------------------------------------------------------------------------

The Court did not decide in favor of Plaintiffs or Defendants. Instead, both sides agreed to a settlement. That way, they avoid the risks and cost of a trial, and the people affected will get compensation. The Class Representative and the attorneys think the settlement is best for all Class Members.

                            WHO IS IN THE SETTLEMENT

To see if you will get money from this settlement, you first have to decide if you are a Class Member.

--------------------------------------------------------------------------------
5.   How do I know if I am part of the settlement?
--------------------------------------------------------------------------------

The Court decided that everyone who fits this description is a Class Member: all Persons who purchased the common stock of Profit Recovery between July 19, 1999 and July 26, 2000, inclusive.

--------------------------------------------------------------------------------
6.   Are there exceptions to being included?
--------------------------------------------------------------------------------

The Defendants, members of the immediate families of the Individual Defendants, any entities in which any Defendant has a controlling interest or is a parent or subsidiary of or is controlled by Profit Recovery, and the legal representatives, heirs, successors, predecessors in interest, affiliates or assigns of any Defendant are not members of the Class.

If one of your mutual funds purchased shares of Profit Recovery common stock during the Class Period, that alone does not make you a Class Member. You are a Class Member only if you directly purchased shares of Profit Recovery common stock during the Class Period. Contact your broker to see if you purchased Profit Recovery common stock during the Class Period.

If you SOLD Profit Recovery common stock during the Class Period, that alone does not make you a Class Member. You are a Class Member only if you PURCHASED your shares during the Class Period.

--------------------------------------------------------------------------------
7.   What if I am still not sure if I am included?
--------------------------------------------------------------------------------

If you are still not sure whether you are included, you can ask for free help. You can call 1-800-_____-_________ or visit [WWW.__________.COM] for more information. Or you can fill out and return the claim form described on page [___], in question [10], to see if you qualify.

                     THE SETTLEMENT BENEFITS -- WHAT YOU GET

--------------------------------------------------------------------------------
8.   What does the settlement provide?
--------------------------------------------------------------------------------

In exchange for the Settlement and dismissal of the Action, Defendants have agreed to create a $6.75 million fund to be divided, after fees and expenses are paid, among all Class Members who send in a valid Proof of Claim form.

--------------------------------------------------------------------------------
9.   How much will my payment be?
--------------------------------------------------------------------------------

Your share of the fund will depend on the total Recognized Claims represented by the valid Proof of Claim forms that Class Members send in, how many shares of Profit Recovery common stock you bought, and when you bought and whether or when you sold them.

By following the instructions on page [___] of this Notice, you can calculate what is called your Recognized Claim. It is unlikely that you will get a payment for all of your Recognized Claim. After all Class Members have sent in their Proof of Claim forms, the payment you get will be a part of the Net Settlement
Fund equal to your Recognized Claim divided by the total of everyone's Recognized Claims. See the Plan of Allocation on page [___] for more information on your Recognized Claim.

                HOW YOU GET A PAYMENT -- SUBMITTING A CLAIM FORM

--------------------------------------------------------------------------------
10.  How can I get a payment?
--------------------------------------------------------------------------------

To qualify for a payment, you must send in a Proof of Claim form. A Proof of Claim form is being circulated with this Notice. You may also get a Proof of Claim form on the Internet at [WWW.__________.COM]. Read the instructions carefully, fill out the Proof of Claim form, include all the documents the form asks for, sign it, and mail it postmarked no later than _______________, 2005.

--------------------------------------------------------------------------------
11.  When might I get my payment?
--------------------------------------------------------------------------------

The Court will hold a hearing on _______________, 2005, to decide whether to approve the settlement. If the Court approves the settlement after that, there may be appeals. It is always uncertain whether these appeals can be resolved, and resolving them can take time, perhaps more than a year. It also takes time for all the Proofs of Claim to be processed. Please be patient.

--------------------------------------------------------------------------------
12.  What am I giving up to get a payment or stay in the Class?
--------------------------------------------------------------------------------

Unless you exclude yourself, you are staying in the class, and that means that, upon the "Effective Date," you will release all "Released Claims" (as defined below) against the "Released Persons" (as defined below).

"Released Claims" means all claims (including, but not limited to, Unknown Claims), demands, losses, rights, and causes of action of any nature whatsoever, whether known or unknown, whether suspected or unsuspected, whether concealed or hidden, whether accrued or unaccrued, by any Lead Plaintiff or Class Member against the Released Persons, whether under state or federal law, based upon or arising out of, or related to the purchase or sale of Profit Recovery common stock during the Class Period and any acts, facts, transactions, events, occurrences, disclosures, statements, omissions, or failures to act, at anytime during the Class Period, including without limitation those which were alleged in the Litigation, or those which could or might have been alleged in the

Litigation  based  upon such acts,  facts,  transactions,  events,  occurrences,
disclosures,   statements,   omissions,  or  failures  to  act  alleged  in  the
Litigation.

"Released Persons" means each and all of the Defendants and their respective past, present and future directors, officers, employees, partners, members, principals, agents, underwriters, insurers (including Federal Insurance Company and St. Paul Mercury Insurance Company), co-insurers, reinsurers, controlling shareholders, attorneys, law firms, (including Alston & Bird LLP), accountants or auditors, banks or investment banks, associates, personal or legal representatives, predecessors, successors, parents, subsidiaries, divisions, joint ventures, assigns, spouses, heirs, related or affiliated entities, any entity in which any Defendant has a controlling interest, any members of their immediate families, or any trust of which any Defendant is the settlor or which is for the benefit of any Defendant and/or member(s) of his family.

"Unknown Claims" means any Released Claims that any Lead Plaintiff or Class Member does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Persons, and any Settled Defendants' Claims that any Defendant does not know or suspect to exist in his or its favor, which, if known by him, her, or it, might have affected his, her, or its decisions(s) with respect to the settlement. With respect to any and all Released Claims and Settled Defendants' Claims, the Settling Parties stipulate and agree that, upon the Effective Date, Lead Plaintiffs and the Defendants shall expressly waive, and each of the Class Members shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code ss. 1542, which provides:

     A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

The Lead Plaintiffs and Class Members may hereafter discover facts in addition to or different from those that any of them now knows or believes to be true related to the subject matter of the Released Claims, but each Lead Plaintiff shall expressly and each Class Member, upon the Effective Date, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. Similarly, the Defendants and Released Persons may hereafter discover facts in addition to or different from those that any of them now knows or believes to be true related to the subject matter of the Settled Defendants' Claims, but each Defendant shall expressly and each Released Person, upon the Effective Date, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Settled Defendants' Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge, and the Class Members and Released Persons shall be deemed by operation of the Judgment to have acknowledged, that the inclusion of "Unknown Claims" in the definition of Released Claims and Settled Defendants' Claims was separately bargained for and is a key element of the settlement of which these releases are a part.

The "Effective Date" will occur when an Order entered by the Court approving the Settlement becomes final and not subject to appeal.

If you remain a member of the Class, all of the Court's orders will apply to you and legally bind you.

                     EXCLUDING YOURSELF FROM THE SETTLEMENT

If you do not want a payment from this settlement, but you want to keep any right you may have to sue or continue to sue Profit Recovery and the other Released Persons, on your own, about the Released Claims, then you must take steps to get out. This is called excluding yourself -- or is sometimes referred to as "opting out" of the settlement Class. Defendants may withdraw from and terminate the Settlement if in excess of a certain amount of claimants exclude themselves from the Class.

--------------------------------------------------------------------------------
13.  How do I get out of the proposed settlement?
--------------------------------------------------------------------------------

To exclude yourself from the settlement Class, you must send a letter by mail stating that you "request exclusion from the Class in the In re Profit Recovery Group International, Inc. Securities Litigation." Your letter should state the date(s), price(s), and number(s) of shares of all your purchases and sales of Profit Recovery common stock during the Class Period. In addition, be sure to include your name, address, telephone number, and your signature. You must mail your exclusion request postmarked no later than _______________, 2005 to:

In re Profit Recovery Group International, Inc. Securities Litigation Exclusions
              c/o The Garden City Group, Inc., Claims Administrator
                                  P.O. Box 0000
                               City, ST 00000-0000

You cannot exclude yourself by telephone or by e-mail. If you ask to be excluded, you will not get any settlement payment, and you cannot object to the settlement. You will not be legally bound by anything that happens in this lawsuit, and you may be able to sue (or continue to sue) Profit Recovery and the other Released Persons in the future.

--------------------------------------------------------------------------------
14. If I do not exclude myself, can I sue Profit Recovery and the other Released Persons for the same thing later?
--------------------------------------------------------------------------------

No. Unless you exclude yourself, you give up any rights to sue Profit Recovery and the other Released Persons for any and all Released Claims. If you have a pending lawsuit speak to your lawyer in that case immediately. You must exclude yourself from this Class to continue your own lawsuit. Remember, the exclusion deadline is _______________, 2005.

--------------------------------------------------------------------------------
15.  If I exclude myself, can I get money from the proposed settlement?
--------------------------------------------------------------------------------

No. If you exclude yourself, do not send in a claim form to ask for any money. But, you may exercise any right you may have to sue, continue to sue, or be part of a different lawsuit against Profit Recovery and the other Released Persons.

                          THE LAWYERS REPRESENTING YOU

--------------------------------------------------------------------------------
16.  Do I have a lawyer in this case?
--------------------------------------------------------------------------------

The Court ordered that the law firms of Chitwood & Harley LLP in Atlanta, Georgia, Wolf Haldenstein Adler Freeman & Herz LLP in New York, New York 10016, and Milberg Weiss Bershad & Schulman LLP in New York, New York and Boca Raton, Florida will represent all Class Members. These lawyers are called Plaintiffs' Co-Lead Counsel. You will not be separately charged for these lawyers. If you want to be represented by your own lawyer, you may hire one at your own expense.

--------------------------------------------------------------------------------
17.  How will the lawyers be paid?
--------------------------------------------------------------------------------

Plaintiffs' Co-Lead Counsel are moving the Court to award attorneys' fees from the Settlement Fund in an amount not greater than one third (33-1/3%) of the Gross Settlement Fund and for reimbursement of their expenses in the approximate amount of $700,000, plus interest on such expenses at the same rate as earned by the Settlement Fund. Plaintiffs' Co-Lead Counsel, without further notice to the Class, may subsequently apply to the Court for fees and expenses incurred in connection with administering and distributing the settlement proceeds to the members of the Class and any proceedings subsequent to the Settlement Fairness Hearing.

Plaintiffs' Co-Lead Counsel may also move the Court to award a payment of up to $______ to the Class Representatives, Jeanette Roberts, Stephen Haynes, and Fernando Melendez, for the reasonable costs and expenses directly relating to their representation of the Class.

                           OBJECTING TO THE SETTLEMENT

You can tell the Court that you do not agree with the settlement or some part of it.

--------------------------------------------------------------------------------
18.  How do I tell the Court that I do not like the proposed settlement?
--------------------------------------------------------------------------------

If you are a Class Member, you can object to the proposed settlement if you do not like any part of it. You can give reasons why you think the Court should not approve it. The Court will consider your views. To object, you must send a signed letter saying that you object to the proposed settlement in the In re Profit Recovery Group International, Inc. Securities Litigation. Be sure to include your name, address, telephone number, and your signature, identify the date(s), price(s), and number(s) of shares of all purchases and sales of Profit Recovery common stock you made during the Class Period, and state the reasons why you object to the proposed settlement. Your objection must be filed with the Court and served on all the following counsel on or before _______________, 2005:

                 COURT                       PLAINTIFFS' CO-LEAD COUNSEL               DEFENDANTS' COUNSEL
Clerk of the Court                       Martin D. Chitwood, Esq.              Todd R. David, Esq.
United States District Court for the     Chitwood & Harley LLP                 Alston & Bird LLP,
Northern District of Georgia, Atlanta    2300 Promenade II                     1201 West Peachtree Street
Division                                 1230 Peachtree Street, N.E.           Atlanta, GA  30309
Richard B. Russell Federal Building      Atlanta, Georgia  30309
and Courthouse                           Mark Rifkin, Esq.
75 Spring Street, SW                     Wolf Haldenstein Adler Freeman &
Atlanta, GA  30303                       Herz LLP
                                         270 Madison Avenue
                                         New York, NY  10016
                                         David Brower, Esq.
                                         Milberg Weiss Bershad & Schulman LLP
                                         One Pennsylvania Plaza
                                         New York, NY  10119-0165

--------------------------------------------------------------------------------
19.  What is the difference between objecting and excluding?
--------------------------------------------------------------------------------

Objecting is simply telling the Court that you do not like something about the proposed settlement. You can object only if you stay in the Class. Excluding yourself is telling the Court that you do not want to be part of the Class. If you exclude yourself, you have no basis to object because the case no longer affects you.

                     THE COURT'S SETTLEMENT FAIRNESS HEARING

The Court will hold a hearing to decide whether to approve the proposed settlement. You may attend and you may ask to speak, but you do not have to.

--------------------------------------------------------------------------------
20. When and where will the Court decide whether to approve the proposed settlement?
--------------------------------------------------------------------------------

The Court will hold a Settlement Fairness Hearing at ___:_____ __.m. on ____day, _______________, 2005, at the United States District Court for the Northern District of Georgia, Atlanta Division, Richard B. Russell Federal Building and Courthouse, 75 Spring Street, SW, Atlanta, Georgia 30303. At this hearing the Court will consider whether the settlement is fair, reasonable and adequate. If there are objections, the Court will consider them. The Court will listen to people who have asked to speak at the hearing. The Court may also decide how much to pay to Plaintiffs' Counsel. After the hearing, the Court will decide whether to approve the settlement. We do not know how long these decisions will take.

You should be aware that the Court may change the date and time of the hearing. Thus, if you want to come to the hearing, you should check with Plaintiffs' Co-Lead Counsel before coming to be sure that the date and/or time has not changed.

--------------------------------------------------------------------------------
21.  Do I have to come to the hearing?
--------------------------------------------------------------------------------

No. Plaintiffs' Counsel will answer questions the Court may have. But, you are welcome to come at your own expense. If you send an objection, you do not have to come to Court to talk about it. As long as you mailed your written objection on time, the Court will consider it. You may also pay your own lawyer to attend, but it is not necessary. Class Members do not need to appear at the hearing or take any other action to indicate their approval.

--------------------------------------------------------------------------------
22.  May I speak at the hearing?
--------------------------------------------------------------------------------

If you object to the Settlement, you may ask the Court for permission to speak at the Settlement Fairness Hearing. To do so, you must include with your objection (see question [18] above) a statement saying that it is your "Notice of Intention to Appear in the In re Profit Recovery Group International, Inc.

Securities Litigation." Persons who intend to object to the Settlement, the Plan of Allocation, and/or counsel's application for an award of attorneys' fees and expenses and desire to present evidence at the Settlement Fairness Hearing must include in their written objections the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the Settlement Fairness Hearing. You cannot speak at the hearing if you excluded yourself.

                                IF YOU DO NOTHING

--------------------------------------------------------------------------------
23.  What happens if I do nothing at all?
--------------------------------------------------------------------------------

If you do nothing, you will get no money from this settlement. But, unless you exclude yourself, you will not be able to start a lawsuit, continue with a lawsuit, or be part of any other lawsuit against Profit Recovery and the other Released Persons about the Released Claims in this case, ever again.

                            GETTING MORE INFORMATION

--------------------------------------------------------------------------------
24.  Are there more details about the proposed settlement?
--------------------------------------------------------------------------------

This notice summarizes the proposed settlement. More details are in a Stipulation of Settlement dated ___________, 2005 (the "Stipulation"). You can get a copy of the Stipulation by visiting [WWW.__________.COM], or by writing to Plaintiffs' Co-Lead Counsel.

You also can call the Claims Administrator at 1-800-_____-_________ toll free; write to Profit Recovery Group International, Inc. Securities Litigation Settlement, P.O. Box _______, _______, ___ _________; or visit the website at [WWW.__________.COM], where you will find answers to common questions about the settlement, a claim form, plus other information to help you determine whether you are a Class Member and whether you are eligible for a payment.

--------------------------------------------------------------------------------
25.  How do I get more information?
--------------------------------------------------------------------------------

For even more detailed information concerning the matters involved in this Action, reference is made to the pleadings, to the Stipulation, to the Orders entered by the Court and to the other papers filed in the Action, which may be inspected at the Office of the Clerk of the United States District Court for the Northern District of Georgia, Atlanta Division, Richard B. Russell Federal Building and Courthouse, 75 Spring Street, SW, Atlanta, Georgia 30303, during regular business hours.

         PLAN OF ALLOCATION OF NET SETTLEMENT FUND AMONG CLASS MEMBERS

The $6.75 million Cash Settlement Amount and the interest earned thereon shall be the Gross Settlement Fund. The Gross Settlement Fund, less all taxes, approved costs, fees and expenses (the "Net Settlement Fund") shall be distributed to members of the Class who submit acceptable Proofs of Claim ("Authorized Claimants").

The Claims Administrator shall determine each Authorized Claimant's pro rata share of the Net Settlement Fund based upon each Authorized Claimant's
"Recognized Claim." The Recognized Claim formula is not intended to be an estimate of the amount of what a Class Member might have been able to recover after a trial; nor is it an estimate of the amount that will be paid to Authorized Claimants pursuant to the settlement. The Recognized Claim formula is the basis upon which the Net Settlement Fund will be proportionately allocated to the Authorized Claimants.

The following proposed Plan of Allocation reflects the proposition that the price of Profit Recovery common stock was inflated artificially by reason of the allegedly false and misleading statements made by Defendants during the Class Period. The alleged artificial inflation commenced with the Company's announcement that it was using conservative invoice-based accounting conventions with regard to its revenue and earnings recognition that led to a $2.125 increase in Profit Recovery's common stock price on July 19, 1999. For purposes of the allocation of the settlement proceeds, the maximum claim recognized per share will be this $2.125 per share increase for claimants who purchased during the Class Period and who still owned those shares at the end of the Class Period. The alleged inflation, and more, was eliminated on July 26, 2000 when corrective disclosures were revealed, and the price of Profit Recovery common stock dropped approximately $4.19 per share from its prior closing price. Class Members who sold shares before the disclosures at the end of the Class Period (in-and-out traders) presumably received an artificially inflated price on their sales and have a more difficult claim to prove that their losses were caused by the Defendants' allegedly misleading statements. To reflect the greater difficulty in-and-out traders' Recognized Claims are limited to 10% of their loss or, 10% of the $2.125 alleged inflation, whichever is less.

For shares of Profit Recovery common stock purchased during the Class Period "Recognized Claims" will be calculated for purposes of the Settlement as follows:

(a) For shares purchased during the period July 19, 1999 through July 26, 2000 (including any shares purchased on July 26, 2000 prior to PRG's announcement(1)) that were sold at a loss prior to PRG's announcement on July 26, 2000, an Authorized Claimant's "Recognized Claim" from such shares shall mean THE LESSER OF (X) $0.21 per share, OR (Y) 10% of the difference between the purchase price paid (including commissions, etc.) (the "PPP") and the sales proceeds received (net of commissions, etc.) (the "SPR").

(b) For shares purchased during the period July 19, 1999 through July 26, 2000 (including any shares purchased on July 26, 2000 prior to PRG's announcement) that were sold at a loss following PRG's announcement on July 26, 2000 through the close of trading on October 23, 2000, an Authorized Claimant's "Recognized Claim" from such shares shall mean THE LESSER OF (X) $2.12 per share, OR (Y) the difference between the PPP and THE GREATER OF (I) the SPR OR (II) $9.06 per share (the average closing price for the 90 days following the end of the Class Period).

(c) For shares purchased during the period July 19, 1999 through July 26, 2000 (including any shares purchased on July 26, 2000 prior to PRG's announcement) that were still held at the close of trading on October 23, 2000, an Authorized Claimant's "Recognized Claim" from such shares shall mean THE LESSER OF (X) $2.12 per share, OR (Y) the difference between the PPP and $9.06 per share.

In the event a Class Member has more than one purchase or sale of Profit Recovery common stock, all purchases and sales shall be matched on a First In First Out ("FIFO") basis, Class Period sales will be matched first against any Profit Recovery shares held at the beginning of the Class Period and then against purchases in chronological order. A purchase or sale of Profit Recovery common stock shall be deemed to have occurred on the "contract" or "trade" date as opposed to the "settlement" or "payment" date. The receipt or grant by gift, devise or operation of law of Profit Recovery common stock during the Class Period shall not be deemed a purchase or sale of Profit Recovery common stock

_________________
(1) PRG shares traded on July 26, 2000 for $12.25 or more will be presumed to have been purchased prior to the announcement, and shares traded for less than that price will be presumed to have been purchased after the announcement.

for the calculation of an Authorized Claimant's Recognized Claim nor shall it be deemed an assignment of any claim relating to the purchase of such shares unless specifically provided in the instrument of gift or assignment. The receipt of Profit Recovery common stock during the Class Period in exchange for securities of any other corporation or entity shall not be deemed a purchase or sale of Profit Recovery common stock.

To the extent a Claimant had a gain from his, her or its overall transactions in Profit Recovery common stock during the Class Period, the value of the Recognized Claim will be zero. To the extent that a Claimant suffered an overall loss on his, her or its overall transactions in Profit Recovery common stock during the Class Period, but that loss was less than the Recognized Claim calculated above, then the Recognized Claim shall be limited to the amount of the actual loss.

For purposes of determining whether a Claimant had a gain from his, her or its overall transactions in Profit Recovery common stock during the Class Period or suffered a loss, the Claims Administrator shall: (i) total the amount paid for all Profit Recovery common stock purchased during the Class Period by the claimant (the "Total Purchase Amount"); (ii) match any sales of Profit Recovery common stock during the Class Period first against the Claimant's opening position in the stock (the proceeds of those sales will not be considered for purposes of calculating gains or losses); (iii) total the amount received for sales of the remaining shares of Profit Recovery common stock sold during the Class Period (the "Sales Proceeds"); and (iv) ascribe a [$_____]] per share holding value for the number of shares of Profit Recovery common stock purchased during the Class Period and still held at the end of the Class Period ("Holding Value"). The difference between (x) the Total Purchase Amount ((i) above) and
(y) the sum of the Sales Proceeds ((iii) above) and the Holding Value ((iv) above) will be deemed a Claimant's gain or loss on his, her or its overall transactions in Profit Recovery common stock during the Class Period.

Each Authorized Claimant shall be allocated a pro rata share of the Net Settlement Fund based on his, her or its Recognized Claim as compared to the total Recognized Claims of all Authorized Claimants.

Class Members who do not submit acceptable Proofs of Claim will not share in the settlement proceeds. Class Members who do not either submit a request for exclusion or submit an acceptable Proof of Claim will nevertheless be bound by the settlement and the Order and Final Judgment of the Court dismissing this Action.

Distributions will be made to Authorized Claimants after all claims have been processed and after the Court has finally approved the settlement. If any funds remain in the Net Settlement Fund by reason of un-cashed distributions or otherwise, then, after the Claims Administrator has made reasonable and diligent efforts to have Class Members who are entitled to participate in the distribution of the Net Settlement Fund cash their distributions, any balance remaining in the Net Settlement Fund six months after the initial distribution of such funds shall be re-distributed to Class Members who have cashed their initial distributions and who would receive at least $10.00 from such re-distribution, after payment of any unpaid costs or fees incurred in administering the Net Settlement Fund for such re-distribution. If after six months after such re-distribution any funds shall remain in the Net Settlement Fund, then such balance shall be contributed to non-sectarian, not-for-profit, 501(c)(3) organization(s) designated by Plaintiffs' Co-Lead Counsel.

Plaintiffs, Defendants, their respective counsel, and all other Released Persons shall have no responsibility for or liability whatsoever for the investment or distribution of the Settlement Fund, the Net Settlement Fund, the Plan of Allocation or the determination, administration, calculation, or payment of any Proof of Claim or non-performance of the Claims Administrator, the payment or withholding of taxes owed by the Settlement Fund or any losses incurred in connection therewith.

             SPECIAL NOTICE TO SECURITIES BROKERS AND OTHER NOMINEES

If you purchased common stock of Profit Recovery during the period between July 19, 1999 and July 26, 2000, inclusive, for the beneficial interest of a person or organization other than yourself, the Court has directed that, WITHIN TEN
(10) DAYS OF YOUR RECEIPT OF THIS NOTICE, you either (a) provide to the Claims Administrator the name and last known address of each person or organization for whom or which you purchased such stock during such time period or (b) request additional copies of this Notice and the Proof of Claim form, which will be provided to you free of charge, and within ten (10) days mail the Notice and Proof of Claim form directly to the beneficial owners of the securities referred to herein. If you choose to follow alternative procedure (b), the Court has directed that, upon such mailing, you send a statement to the Claims Administrator confirming that the mailing was made as directed. You are entitled to reimbursement from the Settlement Fund of your reasonable expenses actually incurred in connection with the foregoing, including reimbursement of postage expense and the cost of ascertaining the names and addresses of beneficial owners. Those expenses will be paid upon request and submission of appropriate supporting documentation. All communications concerning the foregoing should be addressed to the Claims Administrator:

      In re Profit Recovery Group International, Inc. Securities Litigation
                         c/o The Garden City Group, Inc.
                              Claims Administrator
                                 P.O. Box ______
                           ____________, ___ _________
                                (800) ___ - _____


Dated:   Atlanta, Georgia
         _______________, 2005

                                                By Order of the Court
                                                CLERK OF THE COURT

                                   EXHIBIT A-2

                       IN THE UNITED STATES DISTRICT COURT
                      FOR THE NORTHERN DISTRICT OF GEORGIA
                                ATLANTA DIVISION

----------------------------------------------------
                                                   )
IN RE PROFIT RECOVERY                              )         CIVIL ACTION FILE
GROUP INTERNATIONAL, INC.                          )         NO. 1:00-CV-1416-CC
SECURITIES LITIGATION                              )
                                                   )
----------------------------------------------------

                           PROOF OF CLAIM AND RELEASE

I.   GENERAL INSTRUCTIONS

     1. To recover as a Member of the Class based on your claims in the action entitled In re Profit Recovery Group International, Inc. Securities Litigation, Civil Action No. 1:00-CV-1416-CC (the "Litigation"), you must complete and, on page ____ hereof, sign this Proof of Claim and Release. If you fail to file a properly addressed (as set forth in paragraph 3 below) Proof of Claim and Release, your claim may be rejected and you may be precluded from any recovery from the Settlement Fund created in connection with the proposed settlement of the Litigation.

     2. Submission of this Proof of Claim and Release, however, does not assure that you will share in the proceeds of settlement in the Litigation.

     3. YOU MUST MAIL YOUR COMPLETED AND SIGNED PROOF OF CLAIM AND RELEASE POSTMARKED ON OR BEFORE __________, 2005, ADDRESSED AS FOLLOWS:

                  In re Profit Recovery Group International, Inc. Sec. Litig. c/o The Garden City Group, Inc.
                  Claims Administrator
                  P.O. Box ________
                  __________, ______  _____

     4. If you are NOT a Member of the Class (as defined in the Notice of Pendency of Class Action and Proposed Settlement, Motion for Attorneys' Fees and Settlement Fairness Hearing (the "Notice")), DO NOT submit a Proof of Claim and Release Form.

     5. If you are a Member of the Class and you did not timely request exclusion in connection with the proposed settlement, you are bound by the terms of any judgment entered in the Litigation, including the releases provided therein, REGARDLESS OF WHETHER YOU SUBMIT A PROOF OF CLAIM AND RELEASE.

II.  CLAIMANT IDENTIFICATION

     1. If you purchased Profit Recovery common stock and held the certificate(s) in your name, you are the beneficial purchaser as well as the record purchaser. If, however, you purchased Profit Recovery common stock and the certificate(s) were registered in the name of a third party, such as a nominee or brokerage firm, you are the beneficial purchaser and the third party is the record purchaser.

     2. Use Part I of this form entitled "Claimant Identification" to identify each purchaser of record ("nominee"), if different from the beneficial purchaser of Profit Recovery common stock which forms the basis of this claim. THIS CLAIM MUST BE FILED BY THE ACTUAL BENEFICIAL PURCHASER OR PURCHASERS, OR THE LEGAL REPRESENTATIVE OF SUCH PURCHASER OR PURCHASERS, OF THE PROFIT RECOVERY COMMON STOCK UPON WHICH THIS CLAIM IS BASED.

     3. All joint purchasers must sign this claim. Executors, administrators, guardians, conservators, and trustees must complete and sign this claim on behalf of persons represented by them and their authority must accompany this claim and their titles or capacities must be stated. The Social Security (or taxpayer identification) number and telephone number of the beneficial owner may be used in verifying the claim. Failure to provide the foregoing information could delay verification of your claim or result in rejection of the claim.

III. CLAIM FORM

     1. Use Part II of this form entitled "Schedule of Transactions in Profit Recovery common stock" to supply all required details of your transaction(s) in Profit Recovery common stock. If you need more space or additional schedules, attach separate sheets giving all of the required information in substantially the same form. Sign and print or type your name on each additional sheet.

     2. On the schedules, provide all of the requested information with respect to ALL of your purchases and ALL of your sales of Profit Recovery common stock, which took place at any time beginning July 19, 1999 through and including July 26, 2000, whether such transactions resulted in a profit or a loss. Failure to report all such transactions may result in the rejection of your claim.

     3. List each transaction separately and in chronological order, by trade date, beginning with the earliest. You must accurately provide the month, day, and year of each transaction you list.

     4. The date of covering a "short sale" is deemed to be the date of purchase of Profit Recovery common stock. The date of a "short sale" is deemed to be the date of sale of Profit Recovery common stock.

     5.  Copies  of  broker   confirmations  or  other   documentation  of  your
transactions  in Profit  Recovery common stock should be attached to your claim.

Failure to provide this documentation could delay verification of your claim or result in rejection of your claim.

                          UNITED STATES DISTRICT COURT
                          NORTHERN DISTRICT OF GEORGIA

      In re Profit Recovery Group International, Inc. Securities Litigation
                        Civil Action No. 1:00-CV-1416-CC

                           PROOF OF CLAIM AND RELEASE
                        Must be Postmarked No Later Than:
                                __________, 2005

                              Please Type or Print

PART I:  CLAIMANT IDENTIFICATION

--------------------------------------------------------------------------------
Beneficial Owner's Name (First, Middle, Last)


--------------------------------------------------------------------------------
Street Address


---------------------------------------- --------------------- -----------------
City                                     State                          Zip Code


---------------------------------------- ---------------------------------------
Foreign Province                         Foreign Country


                                                                     Individual
---------------------------------------- ----------------------
Social Security Number or
Taxpayer Identification Number                                       Corp./Other
                                         ----------------------

---------                  ---------------------
Area Code                  Phone Number (Work)

----------                 ---------------------
Area Code                  Telephone Number (Home)

--------------------------------------------------------------------------------
Record Owner's Name (if different from beneficial owner listed above)

PART II: SCHEDULE OF TRANSACTIONS IN PROFIT RECOVERY COMMON STOCK

     A. Number of shares of Profit Recovery common stock held at the opening of trading on July 26, 1999: _______________

     B. Purchases (July 26, 1999 - July 19, 2000 inclusive) of Profit Recovery common stock

      Trade Date                Number of Shares Purchased             Total
      Mo.  Day  Year                                              Purchase Price
1. ________________________         __________________            ______________
2. ________________________         __________________            ______________
3. ________________________         __________________            ______________


     IMPORTANT:  Identify  by number  listed  above all  purchases  in which you covered a "short sale":_________________


     C. Sales (July 26, 1999 - July 19, 2000 inclusive) of Profit Recovery common stock


      Trade Date                   Number of Shares                   Total
      Mo.  Day  Year                     Sold                      Sales Price

1. ________________________        __________________             ______________
2. ________________________        __________________             ______________
3. ________________________        __________________             ______________


     D. Number of shares of Profit Recovery common stock held at close of trading on July 26, 2000:


If you require additional space, attach extra schedules in the same format as above.

Sign and print your name on each additional page.

YOU MUST READ AND SIGN THE RELEASE ON PAGE ___.

IV.  SUBMISSION TO JURISDICTION OF COURT AND ACKNOWLEDGMENTS

     I submit this Proof of Claim and Release under the terms of the Stipulation of Settlement described in the Notice. I also submit to the jurisdiction of the United States District Court for the Northern District of Georgia with respect to my claim as a Class Member and for purposes of enforcing the release set forth herein. I further acknowledge that I am bound by and subject to the terms of any judgment that may be entered in the Litigation. I agree to furnish additional information to the Claims Administrator to support this claim, including transactions in other Profit Recovery securities, such as options, if requested to do so. I have not submitted any other claim covering the same purchases or sales of Profit Recovery common stock during the Class Period and know of no other person having done so on my behalf.

V.   RELEASE

     1. I (We) hereby acknowledge full and complete satisfaction of, and do hereby fully, finally, and forever settle, release, and discharge all Released Claims against the Released Persons

     2. "Released Claims" means all claims (including, but not limited to, Unknown Claims), demands, losses, rights, and causes of action of any nature whatsoever, whether known or unknown, whether suspected or unsuspected, whether concealed or hidden, whether accrued or unaccrued, by any Lead Plaintiff or

Class Member against the Released Persons, whether under state or federal law, based upon or arising out of, or related to the purchase or sale of Profit Recovery common stock during the Class Period and any acts, facts, transactions, events, occurrences, disclosures, statements, omissions, or failures to act, at anytime during the Class Period, including without limitation those which were alleged in the Litigation, or those which could or might have been alleged in the Litigation based upon such acts, facts, transactions, events, occurrences, disclosures, statements, omissions, or failures to act alleged in the Litigation.

     3. "Released Persons" means each and all of the Defendants and their respective past, present and future directors, officers, employees, partners, members, principals, agents, underwriters, insurers (including Federal Insurance Company and St. Paul Mercury Insurance Company), co-insurers, reinsurers, controlling shareholders, attorneys, law firms, (including Alston & Bird LLP), accountants or auditors, banks or investment banks, associates, personal or legal representatives, predecessors, successors, parents, subsidiaries, divisions, joint ventures, assigns, spouses, heirs, related or affiliated entities, any entity in which any Defendant has a controlling interest, any members of their immediate families, or any trust of which any Defendant is the settlor or which is for the benefit of any Defendant and/or member(s) of his family.

     4. "Unknown Claims" means any Released Claims that any Lead Plaintiff or Class Member does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Persons, and any Settled Defendants' Claims that any Defendant does not know or suspect to exist in his or its favor, which, if known by him, her, or it, might have affected his, her, or its decisions(s) with respect to the settlement. With respect to any and all Released Claims and Settled Defendants' Claims, the Settling Parties stipulate and agree that, upon the Effective Date, Lead Plaintiffs and the Defendants shall expressly waive, and each of the Class Members shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code ss. 1542, which provides:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

The Lead Plaintiffs and Class Members may hereafter discover facts in addition to or different from those that any of them now knows or believes to be true related to the subject matter of the Released Claims, but each Lead Plaintiff shall expressly and each Class Member, upon the Effective Date, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. Similarly, the Defendants and Released Persons may hereafter discover facts in addition to or different from those that any of them now knows or believes to be true related to the subject matter of the Settled Defendants' Claims, but each Defendant shall expressly and each Released Person, upon the Effective Date, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Settled Defendants' Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge, and the Class Members and Released Persons shall be deemed by operation of the Judgment to have acknowledged, that the inclusion of "Unknown Claims" in the definition of Released Claims and Settled Defendants' Claims was separately bargained for and is a key element of the settlement of which these releases are a part.

     5. This release shall be of no force or effect unless and until the Court approves the Stipulation of Settlement and the Stipulation becomes effective on its Effective Date.

     6. I (We) hereby warrant and represent that I (we) have not assigned or transferred or purported to assign or transfer, voluntarily or involuntarily, any matter released pursuant to this release or any other part or portion thereof.

     7. I (We) hereby warrant and represent that I (we) have included information about all of my (our) transactions in Profit Recovery common stock which occurred during the Class Period as well as the amount of Profit Recovery common stock held by me (us) at the opening of trading on July 19, 1999, and at the close of trading on July 26, 2000.

                               SUBSTITUTE FORM W-9
      Request for Taxpayer Identification Number ("TIN") and Certification
                                     PART I

NAME:


--------------------------------------------------------------------------------
Check appropriate box:

[_]      Individual/Sole Proprietor                 [_] Pension Plan
[_]      Corporation           [_]  Partnership     [_] Trust
[_]      IRA                   [_]  Other

     Enter TIN on appropriate line.

     For individuals, this is your social security number ("SSN").

     For sole proprietors, you must show your individual name, but you may also enter your business or "doing business as" name. You may enter either your SSN or your Employer Identification Number ("EIN").

     For other entities, it is your EIN.

     _ _ _-_ _-_ _ _ _          or      _ _-_ _ _ _ _ _ _
     Social Security Number             Employer Identification Number

                                     PART II

                    For Payees Exempt From Backup Withholding

If you are exempt from backup withholding, enter your correct TIN in Part I and write "exempt" on the following line:____________________.

                                    PART III

                                  Certification

UNDER THE PENALTY OF PERJURY, I (WE) CERTIFY THAT:

     1.   The number shown on this form is my correct TIN; and

     2. I (We) certify that I am (we are) NOT subject to backup withholding under the provisions of Section 3406 (a)(1)(C) of the Internal Revenue Code because: (a) I am (we are) exempt from backup withholding; or (b) I (we) have not been notified by the Internal Revenue Service that I am (we are) subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding.

NOTE: If you have been notified by the Internal Revenue Service that you are subject to backup withholding, you must cross out item 2 above.

                       SEE ENCLOSED FORM W-9 INSTRUCTIONS

The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.

     I declare under penalty of perjury under the laws of the United States of America that the foregoing information supplied by the undersigned is true and correct and that this Proof of Claim and Release form was executed this _____ day of (month) (year) in (City, State, Country).

                                         ---------------------------------------
                                         (Sign your name here)


                                         ---------------------------------------
                                         (Type or print your name here)


                                         ---------------------------------------
                                         (Capacity of person(s) signing,  e.g.,
                                         Beneficial  Purchaser, Executor or
                                         Administrator)

                       ACCURATE CLAIMS PROCESSING TAKES A
                           SIGNIFICANT AMOUNT OF TIME.
                          THANK YOU FOR YOUR PATIENCE.

                               REMINDER CHECKLIST:

     l.   Please sign the above release and declaration.

     2.   Remember to attach supporting documentation, if available.

     3.   Do not send original or copies of stock certificates.

     4.   Keep a copy of your claim form for your records.

     5. If you desire an acknowledgment of receipt of your claim form, please send it Certified Mail, Return Receipt Requested.

     6.   If you move, please send us your new address.

                                   EXHIBIT A-3

                       IN THE UNITED STATES DISTRICT COURT
                      FOR THE NORTHERN DISTRICT OF GEORGIA
                                ATLANTA DIVISION

----------------------------------------------------
                                                   )
IN RE PROFIT RECOVERY                              )
GROUP INTERNATIONAL, INC.                          )         CIVIL ACTION FILE
SECURITIES LITIGATION                              )         NO. 1:00-CV-1416-CC
                                                   )
----------------------------------------------------

                   SUMMARY NOTICE OF PENDENCY OF CLASS ACTION,
                   PROPOSED SETTLEMENT AND SETTLEMENT HEARING

TO: ALL PERSONS WHO PURCHASED THE COMMON STOCK OF PROFIT RECOVERY GROUP INTERNATIONAL, INC. BETWEEN JULY 19, 1999 AND JULY 26, 2000, INCLUSIVE, AND WHO WERE ALLEGEDLY DAMAGED THEREBY.

     YOU ARE HEREBY NOTIFIED that, pursuant to an Order of the United States District Court for the Northern District of Georgia, Atlanta Division, a hearing will be held on _________, 2005 at __:__ __.m., before the Honorable Clarence Cooper, at the United States Courthouse, 75 Spring Street, Atlanta, Georgia 30303, for the purpose of determining: (1) whether the proposed settlement of the above-captioned Litigation for the sum of $6,750,000.00 in cash plus any interest that may accrue thereon should be approved by the Court as fair, reasonable, and adequate; (2) whether, thereafter, this Litigation should be dismissed with prejudice; (3) whether the Plan of Allocation is fair, reasonable, and adequate and therefore should be approved; and (4) the reasonableness of the application of counsel for the Plaintiffs for payment of attorneys' fees and reimbursement of expenses incurred in connection with this Litigation.

     If you purchased the common stock of Profit Recovery during the period beginning July 19, 1999 through July 26, 2000, your rights may be affected by this Litigation and the settlement thereof. If you have not received a copy of the Notice of Pendency of Class Action and Proposed Settlement, Motion for Attorneys' Fees and Settlement Fairness Hearing and a copy of the Proof of Claim and Release, you may obtain copies by writing to the Claims Administrator:

                  In re Profit Recovery Group International, Inc. Sec. Litig. c/o The Garden City Group
                  Claims Administrator
                  P.O. Box ________
                  __________, ______  _____
                  (800) ____-________
                  www.gardencitygroup.com

     If you are a Class Member, in order to share in the distribution of the Settlement Fund, you must submit a Proof of Claim and Release no later than ____________, 2005, establishing that you are entitled to a recovery. You will be bound by any judgment rendered in the Litigation unless you request to be excluded, in writing, to the Claims Administrator at the above address, postmarked by ________________, 2005.

     Any objection to the settlement, the Plan of Allocation, or the application for attorneys' fees and expenses must be filed with the Clerk of Court at the address below no later than _____________, 2005:

                                    CLERK OF THE COURT
                                    UNITED STATES DISTRICT COURT
                                    NORTHERN DISTRICT OF GEORGIA
                                    ATLANTA DIVISION
                                    75 Spring Street, SW
                                    Atlanta, Georgia  30303

and copies received by the following counsel no later than ____, 2005:

--------------------------------------------------------------------------------
Martin D. Chitwood, Esq.               Mark Rifkin, Esq.
CHITWOOD & HARLEY LLP                  WOLF HALDENSTEIN ADLER FREEMAN & HERZ LLP
2300 Promenade II                      270 Madison Avenue
1230 Peachtree Street, N.E.            New York, NY  10016
Atlanta, GA  30309                     Telephone:  (212) 545-4600
Telephone:  (404) 873-3900
                                       Plaintiffs' Co-Lead Counsel
Plaintiffs' Co-Lead Counsel
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
David Brower, Esq.                     Todd R. David, Esq.
MILBERG WEISS BERSHAD & SCHULMAN LLP   ALSTON & BIRD LLP
One Pennsylvania Plaza                 1201 West Peachtree Street
New York, NY  10119-0165               Atlanta, GA 30309
Telephone:  (212) 594-5300             Telephone:  (404) 881-7000

Plaintiffs' Co-Lead Counsel            Defendants' Counsel
--------------------------------------------------------------------------------

     PLEASE  DO NOT  CONTACT  THE COURT OR THE  CLERK'S  OFFICE  REGARDING  THIS
NOTICE.

DATED:_______________, 2005

                                         BY ORDER OF THE COURT
                                         UNITED STATES DISTRICT COURT
                                         NORTHERN DISTRICT OF GEORGIA
                                         ATLANTA DIVISION

                                    EXHIBIT B


                       IN THE UNITED STATES DISTRICT COURT
                      FOR THE NORTHERN DISTRICT OF GEORGIA
                                ATLANTA DIVISION

----------------------------------------------------
                                                   )
IN RE PROFIT RECOVERY                              )         CIVIL ACTION FILE
GROUP INTERNATIONAL, INC.                          )         NO. 1:00-CV-1416-CC
SECURITIES LITIGATION                              )
                                                   )
----------------------------------------------------

                          [PROPOSED] FINAL JUDGMENT AND
                        ORDER OF DISMISSAL WITH PREJUDICE

     On the ______ day of ____________________, 2005, a hearing having been held before this Court to determine: (1) whether the terms and conditions of the settlement set forth in the Stipulation of Settlement dated February 8, 2005 (the "Stipulation") are fair, reasonable, and adequate for the settlement of all claims asserted by the Class against the Defendants in the complaint now pending in this Court under the above caption, including the release of the Defendants and the Released Parties, and should be approved; (2) whether judgment should be entered dismissing the complaint on the merits and with prejudice in favor of the Defendants and as against all persons or entities who are members of the Class herein who have not requested exclusion therefrom; (3) whether to approve the Plan of Allocation as a fair and reasonable method to allocate the settlement proceeds among the members of the Class; and (4) whether and in what amount to award Plaintiffs' Counsel fees and reimbursement of expenses. The
Court having considered all matters submitted to it at the hearing and otherwise; and it appearing that a notice of the hearing substantially in the form approved by the Court was mailed to all persons or entities reasonably identifiable, who purchased the common stock of Profit Recovery Group International, Inc. ("Profit Recovery") between July 19, 1999 and July 26, 2000, inclusive (the "Class Period"), except those persons or entities excluded from the definition of the Class, as shown by the records of Profit Recovery's transfer agent, at the respective addresses set forth in such records, and that a summary notice of the hearing substantially in the form approved by the Court was published in the national edition of Investor's Business Daily pursuant to the specifications of the Court; and the Court having considered and determined the fairness and reasonableness of the award of attorneys' fees and expenses requested; and all capitalized terms used herein having the meanings as set forth and defined in the Stipulation, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

     1.  This  Judgment   incorporates  by  reference  the  definitions  in  the
Stipulation and all terms used herein shall have the same meanings as set forth in the Stipulation.

     2. This Court has jurisdiction over the subject matter of the Litigation and over all parties to the Litigation, including all Class Members.

     3. Pursuant to Rule 23 of the Federal Rules of Civil Procedure, this Court hereby approves the settlement set forth in the Stipulation and finds that the contributions to the Settlement Fund are fair and that said settlement is, in all respects, fair, reasonable, and adequate to the Class.

     4. Except as to any individual claim of those Persons (identified in Exhibit 1 attached hereto) who have validly and timely requested exclusion from the Class, this Court hereby dismisses with prejudice and without costs (except as otherwise provided in the Stipulation) the Litigation against the Defendants.

     5. The Court finds that the Stipulation and the settlement are fair, reasonable, and adequate as to each of the Settling Parties, and that the Stipulation and the settlement are hereby finally approved in all respects, and the Settling Parties are hereby directed to perform the terms of the Stipulation.

     6. Upon the Effective Date hereof, the Lead Plaintiffs and each of the Class Members shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished, and discharged all claims (including, but not limited to, Unknown Claims), demands, losses, rights, and causes of action of any nature whatsoever, whether known or unknown, whether suspected or unsuspected, whether concealed or hidden, whether accrued or unaccrued, by any Lead Plaintiff or Class Member against the Released Persons, whether under state or federal law, based upon or arising out of, or related to the purchase or sale of Profit Recovery common stock during the Class Period and any acts, facts, transactions, events, occurrences, disclosures, statements, omissions, or failures to act, at anytime during the Class Period, including without limitation those which were alleged in the Litigation, or those which could or might have been alleged in the Litigation based upon such acts, facts, transactions, events, occurrences, disclosures, statements, omissions, or failures to act alleged in the Litigation (the "Released Claims") against each and all of the Defendants and their respective past, present and future directors, officers, employees, partners, members, principals, agents, underwriters, insurers (including Federal Insurance Company and St. Paul Mercury Insurance Company), co-insurers, reinsurers, controlling shareholders, attorneys, law firms, (including Alston & Bird LLP), accountants or auditors, banks or investment banks, associates, personal or legal representatives, predecessors, successors, parents, subsidiaries, divisions, joint ventures, assigns, spouses, heirs, related or affiliated entities, any entity in which any Defendant has a controlling interest, any members of their immediate families, or any trust of which any Defendant is the settlor or which is for the benefit of any Defendant and/or member(s) of his family (the "Released Persons"), regardless of whether such Class Member executes and delivers a Proof of Claim and Release.

     7. Upon the Effective Date hereof, each of the Released Persons shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all claims (including, but not limited to, Unknown Claims), demands, losses, rights, and causes of action of any nature whatsoever, whether known or unknown, whether suspected or unsuspected, whether concealed or hidden, whether accrued or unaccrued, that have been or could have been asserted in the Action or any forum by the Defendants or any of them or the successors and assigns of any of them against any of the Lead Plaintiffs, Class Members or Plaintiffs' Counsel, which arise out of or relate in any way to the institution, prosecution, assertion, settlement, or resolution of the Litigation (except for claims to enforce the Settlement) (the "Settled Defendants' Claims").

     8. Pursuant to Rule 23 of the Federal Rules of Civil Procedure, this Court hereby finally certifiers this action as a class action on behalf of all Persons who purchased the common stock of Profit Recovery between July 19, 1999 and July 26, 2000, inclusive. Excluded from the Class are Defendants, members of the immediate families of the Individual Defendants, any entities in which any Defendant has a controlling interest or is a parent or subsidiary of or is controlled by the Company, and the legal representatives, heirs, successors, predecessors in interest, affiliates or assigns of any Defendant. Also excluded from the Class are those Persons who timely and validly request exclusion from the Class pursuant to the Notice of Pendency of Class Action and Proposed Settlement, Motion for Attorneys' Fees and Settlement Fairness Hearing (the "Notice") sent to potential Class Members, as listed on Exhibit 1 annexed hereto.

     9. With respect to the Class, this Court, having previously found that this action meets the requirements of Rule 23(a) and 23(b)(3) of the Federal Rules of Civil Procedure for certification as a class action, now finds again and finally confirms that the prerequisites for class action under Federal Rules of Civil Procedure 23(a) and 23(b)(3) have been satisfied in that: (a) the Members of the Class are so numerous that joinder of all Class Members in the Litigation is impracticable; (b) there are questions of law and fact common to the Class which predominate over any individual questions; (c) the claims of the Lead Plaintiffs are typical of the claims of the Class; (d) the Lead Plaintiffs and their counsel have fairly and adequately represented and protected the interests of all of the Class Members; (e) the questions of law and fact common to the members of the Class predominate over any questions affecting only individual


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members of the Class;  and (e) a class  action is  superior  to other  available methods for the fair and efficient adjudication of the controversy.

     10. The notice provided to the Class was the best notice practicable under the circumstances, including the individual notice to all Members of the Class who could be identified through reasonable effort. The form and method of notifying the Class of the pendency of the action as a class action and of the terms and conditions of the proposed Settlement met the requirements of Rule 23 of the Federal Rules of Civil Procedure, Section 21D(a)(7) of the Securities Exchange Act of 1934, 15 U.S.C. 78u-4(a)(7) as amended by the Private Securities Litigation Reform Act of 1995, due process, and any other applicable law, constituted the best notice practicable under the circumstances, and constituted due and sufficient notice to all persons and entities entitled thereto.

     11. The Plan of Allocation as set forth in the Notice is approved as fair and reasonable, and Plaintiffs' Co-Lead Counsel and the Claims Administrator are directed to administer the Stipulation in accordance with its terms and provisions.

     12. Plaintiffs' Co-Lead Counsel are hereby awarded __________% of the Gross Settlement Fund in fees, which the Court finds to be fair and reasonable, and $_____ in reimbursement of expenses. The attorneys' fees and expenses awarded shall be paid to Plaintiffs' Co-Lead Counsel from the Settlement Fund with interest from the date such Settlement Fund was funded to the date of payment at the same net rate that the Settlement Fund earns. The award of attorneys' fees


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
shall be allocated among Plaintiffs' Counsel in a fashion which, in the sole discretion of Plaintiffs' Co-Lead Counsel, fairly compensates Plaintiffs' Counsel for their respective contributions in the prosecution of the Litigation.

     13. Lead Plaintiff Jeanette Roberts is hereby awarded $________________, Lead Plaintiff Stephen Haynes is hereby awarded $________________ and Lead Plaintiff Fernando Melendez is hereby awarded $________________. Such awards are for reimbursement of these Lead Plaintiffs reasonable costs and expenses (including lost wages) directly related to their representation of the Class.

     14. In making this award of attorneys' fees and reimbursement of expenses to be paid from the Gross Settlement Fund, the Court has considered and found that:

     (a) the settlement has created a fund of $6.75 million in cash that is already on deposit, plus interest thereon, and that numerous Class Members who submit acceptable Proofs of Claim will benefit from the Settlement created by Plaintiffs' Counsel;



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     (b) Over _______ copies of the Notice were  disseminated  to putative Class
Members  indicating that Plaintiffs'  Counsel were moving for attorneys' fees in
the  amount  of  up  to  _________%  of  the  Gross   Settlement  Fund  and  for
reimbursement of expenses in an amount of approximately $_____________ and [________] objections were filed against the terms of the proposed Settlement or the ceiling on the fees and expenses requested by Plaintiffs' Counsel contained in the Notice;

     (c) Plaintiffs' Counsel have conducted the litigation and achieved the Settlement with skill, perseverance and diligent advocacy;

     (d) The action involves complex factual and legal issues and was actively prosecuted over 4.5 years and, in the absence of a settlement, would involve further lengthy proceedings with uncertain resolution of the complex factual and legal issues;

     (e) Had Plaintiffs' Counsel not achieved the Settlement there would remain a significant risk that Lead Plaintiffs and the Class may have recovered less or nothing from the Defendants;

     (f) Plaintiffs' Counsel have devoted over ________ hours, with a lodestar value of $___________, to achieve the Settlement; and



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
     (g) The amount of attorneys' fees awarded and expenses reimbursed from the Settlement Fund are consistent with awards in similar cases.

     15. Neither the Stipulation nor the settlement contained therein, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the settlement: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity or lack thereof of any Released Claim, or of any wrongdoing or liability of Profit Recovery or the Individual Defendants; or (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of Profit Recovery or any of the Individual Defendants in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal. Profit Recovery or any of the Individual Defendants may file the Stipulation and/or this Judgment in any other action that may be brought against it or them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

     16. The Court finds that during the course of the Litigation, the Settling Parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11.



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
     17. Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction over: (a) implementation of this settlement and any award or distribution of the Settlement Fund, including interest earned thereon; (b) disposition of the Settlement Fund; (c) hearing and determining applications for attorneys' fees, costs, interest, and expenses (including fees and costs of experts and/or consultants) in the Litigation; and
(d) all parties hereto for the purpose of construing, enforcing, and administering the Stipulation.

     18. In the event that the settlement does not become effective in accordance with the terms of the Stipulation, then this Judgment shall be rendered null and void to the extent provided by and in accordance with the Stipulation and shall be vacated and, in such event, all orders entered and releases delivered in connection herewith shall be null and void to the extent provided by and in accordance with the Stipulation.



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
     19. There is no just reason for delay in the entry of this Order and Final Judgment and immediate entry by the Clerk of the Court is expressly directed pursuant to Rule 54 (b) of the Federal Rules of Civil Procedure.

     IT IS SO ORDERED.

DATED:  _____________, 2005

                                         ----------------------------------
                                         THE HONORABLE CLARENCE COOPER
                                         UNITED STATES DISTRICT JUDGE


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